                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))e

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BANCWEST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify HHI (Herfindahl-Hirschman Index) the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             BANCWEST CORPORATION
                                 P.O. Box 3200
                            Honolulu, Hawaii 96847



                                                   March ___, 2001



     Dear Fellow Stockholder:

          On behalf of the Board of Directors of BancWest Corporation, I cordially invite you to attend the 2001 annual meeting of stockholders. The annual meeting will be held at 10:30 a.m., Pacific Time, on Thursday, April 19, 2001, in the Bank of the West Board Room, 25th Floor, 180 Montgomery Street, San Francisco, California.

          We also invite stockholders to view the annual meeting via live videoconference in the 30th Floor Board Room of First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, beginning at 7:30 a.m., Hawaii Standard Time. Stockholders present at the Honolulu site will be able to view and listen to the annual meeting as it occurs and ask questions. However, stockholders will not be able to cast votes at that site, nor withdraw any proxies they submitted previously.

          We urge all stockholders to read the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement and to sign and return their proxies. You may also vote by telephone or Internet by following the instructions on the enclosed proxy card. It is important that your views be represented, whether or not you are able to be present at the annual meeting.

          We appreciate your continued interest in BancWest Corporation, which is reflected by the fact that so many of you cast your votes each year. We are confident that you will continue to do so.

                              Sincerely,

                              /s/ Walter A. Dods, Jr.

                              Walter A. Dods, Jr.
                              Chairman and Chief Executive Officer

                             BANCWEST CORPORATION
                                 P.O. Box 3200
                            Honolulu, Hawaii 96847

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

   The annual meeting of the stockholders of BancWest Corporation (the "Corporation") will be held on April 19, 2001 at 10:30 a.m., Pacific Time, (the "Annual Meeting") in the Bank of the West Board Room, 25th Floor, 180 Montgomery Street, San Francisco, California, for the following purposes:

   1. For the holders of Common Stock to elect four Non-Class A Directors to serve terms of three years.

   2. For the holders of Class A Common Stock to elect three Class A Directors to serve terms of three years.

   3. To vote upon a proposal to increase the number of authorized shares of Common Stock and of Class A Common Stock.

   4. To vote upon a proposal to increase the number of shares available for grants under the 1998 Stock Incentive Plan.

   5. To vote upon a proposal to approve certain material terms of the Long-Term Incentive Plan, so as to make certain awards tax deductible.

   6. To vote upon a proposal to elect PricewaterhouseCoopers LLP as the Corporation's auditor.

   7. To transact such other business as may properly be brought before the meeting and any adjournments thereof. The Corporation knows of no other business to be brought before the meeting.

   Only stockholders of record at the close of business on February 26, 2001 are entitled to notice of, and to vote at, the Annual Meeting.


                                  BY ORDER OF THE BOARD OF DIRECTORS:

                                  William E. Atwater
                                  Senior Vice President, General
                                  Counsel and Secretary

Dated: March ___, 2001

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

                              BANCWEST CORPORATION
                                 P.O. Box 3200
                             Honolulu, Hawaii 96847


                                PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of BancWest Corporation (the "Corporation") of proxies from the holders of Common Stock of the Corporation to be used in voting at the annual meeting of stockholders of the Corporation to be held on April 19, 2001, and any adjournments thereof (the "Annual Meeting").

   The annual report of the Corporation, and consolidated financial statements as at and for the year ended December 31, 2000, are being mailed to stockholders simultaneously with the mailing of this proxy statement. This proxy statement and the form of proxy are first being distributed to stockholders on or about March ___, 2001.

   BancWest Corporation is a holding company for Bank of the West, First Hawaiian Bank and FHL Lease Holding Company, Inc. The principal offices of the Corporation are located at 999 Bishop Street, Honolulu, Hawaii 96813.

                         RECORD DATE AND VOTING RIGHTS

   The Board of Directors has fixed the close of business on February 26, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting or any adjournment thereof. The Corporation has two classes of capital stock ("Voting Stock") outstanding: Common Stock, par value $1.00 per share ("Common Stock"), and Class A Common Stock, par value $1.00 per share ("Class A Common Stock"). As of the close of business on January 31, 2001, the Corporation had outstanding 68,560,949 shares of Common Stock and 56,074,874 shares of Class A Common Stock.

   Each share of Voting Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of stockholders at the Annual Meeting, other than the election of directors. Only the holders of Common Stock will be entitled to vote for the election of the Non-Class A Directors, and only the holders of Class A Common Stock will be entitled to vote for the election of the Class A Directors (the terms "Non-Class A Directors" and "Class A Directors" are defined below under "Election of Directors"). Each outstanding share of Common Stock (other than Common Stock owned by the holders of Class A Common Stock) will be entitled to one vote in the election of Non-Class A Directors, and each outstanding share of Class A Common Stock will be entitled to one vote in the election of Class A Directors. Unless otherwise noted, the term "director" includes the Non-Class A Directors and the Class A Directors.

                      VOTING AND REVOCABILITY OF PROXIES

   Your vote is important and the Board of Directors urges you to exercise your right to vote.

   Stockholders of record may submit proxies by mail, by Internet, or by telephone. Stockholders voting by mail should mark, date, sign and return the proxy card in the envelope furnished. Stockholders voting by Internet or by telephone should follow the instructions on the enclosed proxy card. Telephone and Internet voting procedures are designed to verify stockholders through use of a control number that is provided on each proxy card. Stockholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet if those services are offered by the nominee.

   Proxies received by the Corporation at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. Where no specification is indicated, the proxy will be voted "for" the election of each nominee for Non-Class A Director, and "for" each other proposal recommended by the Board of Directors in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons holding the proxies.

   Until exercised at the Annual Meeting, proxies may be revoked or superseded by submitting a proxy of a later date (whether by mail, Internet or telephone), by written notification received by the Secretary of the Corporation prior to the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance in person at the Annual

Meeting does not of itself revoke a proxy previously given, but any stockholder personally present at the Annual Meeting may revoke any proxy previously given and vote his or her shares in person.

                              PROXY SOLICITATION

   The Corporation will pay the cost of solicitation of proxies for the Annual Meeting. In addition to solicitation by use of the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by certain officers and regular employees of the Corporation, who will not receive any added compensation for such solicitation. The Corporation may reimburse brokers and others holding shares in their names as nominees for their expenses in sending proxy material to beneficial owners.

           QUORUM, REQUIRED VOTES, ABSTENTIONS AND BROKER NON-VOTES

   Holders of outstanding shares of capital stock of the Corporation representing at least a majority of the votes entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum (a "Quorum") with respect to all matters other than the election of directors. A majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the election of Non-Class A Directors (a "Non-Class A Quorum"). A majority of the shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the election of Class A Directors (a "Class A Quorum"). The absence of a Non-Class A Quorum will not prevent the election of Class A Directors, and the absence of a Class A Quorum will not prevent the election of Non-Class A Directors.

   Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   The Non-Class A Directors will be elected by a plurality of the votes cast by the holders of the Corporation's Common Stock entitled to vote thereon. Abstentions and broker non-votes will not count as either "for" or "against" in the tabulation of votes on Non-Class A Directors. Class A Directors will be elected by a plurality of the votes cast by the holders of the Class A Common Stock entitled to vote thereon.

   The proposal to increase the Corporation's authorized stock requires the approval of holders of Common Stock and Class A Common Stock representing: (1) a majority of all outstanding shares voting together as a single class, and (2) a majority of the outstanding shares of the Common Stock and of the Class A Common Stock, each voting as a separate class. Since these majorities are based on outstanding shares, abstentions and broker non-votes will have the effect of negative votes.

   Each other proposal to be considered at the meeting will require the affirmative vote of the holders of a majority in voting power of shares present in person or by proxy and entitled to vote, with the Common Stock and Class A Common Stock voting together as a single class. For these purposes, any broker non-votes on a proposal will be treated as not entitled to vote and therefore will not affect the outcome. Abstentions will have the effect of negative votes.

                             ELECTION OF DIRECTORS

   The members of the Board of Directors of the Corporation (the "Board of Directors") are divided into three classes, one of which is elected at each annual meeting of stockholders to hold office for a three-year term and until their respective successors are elected and duly qualified.

   The Board of Directors has fixed the number of directors to serve on the Board of Directors at 20. The holders of the Class A Common Stock are entitled to elect nine of the 20 directors of the Corporation (the "Class A Directors"). The holders of Common Stock (other than those who held Class A Common Stock) are entitled to elect the remaining 11 directors (the "Non-Class A Directors").

   The terms of four Non-Class A Directors will expire at the Annual Meeting, and the current Non-Class A Directors acting as a committee of the Board of Directors have nominated the persons set forth below for election to three-year terms expiring at the 2004 annual meeting of stockholders. The terms of three Class A Directors will expire at the Annual Meeting, and the holders of the Class A Common Stock have designated the persons set forth below for election to three-year terms expiring at the 2004 annual meeting of stockholders.

Nominees for Non-Class A Directors for Terms Expiring at the 2004 Annual Meeting

   Proxies will be voted for election of each nominee listed below, all of whom are now members of the Board of Directors, unless (with respect to any nominee) the authority to vote for such nominee has been withheld in the applicable proxy. In the event, which is not now anticipated, that any of such nominees should become unavailable to serve for any reason, shares for which proxies have been received will be voted for a substitute nominee selected by a committee comprised of current Non-Class A Directors unless the number of directors constituting the full Board of Directors is reduced.

   The principal occupations of, and certain other information regarding, these nominees are set forth below.

   Dr. Julia Ann Frohlich, 60, has been a director of the Corporation since 1992 and a director of First Hawaiian Bank since August 1991. She was a director of First Hawaiian Creditcorp, Inc. from 1990 to June 1998 and was a director of FHL Lease Holding Company, Inc. from 1990 to June 1997. She has been President of the Blood Bank of Hawaii since 1985.

   Bert T. Kobayashi, Jr., 61, has been a director of the Corporation since 1991 and a director of First Hawaiian Bank since 1974. He is a principal of the law firm of Kobayashi, Sugita & Goda, Honolulu, Hawaii. He is a director of Schuler Homes, Inc., a land development company.

   Fred C. Weyand, 84, has been a director of the Corporation since 1986 and a director of First Hawaiian Bank since 1981. He was Vice President of the Corporation from 1976 to 1982, Senior Vice President of First Hawaiian Bank from 1980 to 1982 and Corporate Secretary from 1978 to 1981. He served as a commissioned officer in the United States Army from 1940 to 1976 and held the office of Chief of Staff as a member of the Joint Chiefs of Staff from 1974 to 1976. He is a trustee under the Will and of the Estate of S.M. Damon.

   Robert C. Wo, 76, was a director of the Corporation from 1974 to 1989 and again since 1992 and has been a director of First Hawaiian Bank since 1963. He has been President and Secretary of BJ Management Corporation, a management consulting company, since 1979. He has been Chairman of C.S. Wo & Sons, Ltd., a manufacturer and retailer of home furnishings, since 1973.

   The Board of Directors recommends a vote FOR the above nominees.

 Designees for Class A Directors for Terms Expiring at the 2004 Annual Meeting

   The principal occupations of, and certain other information regarding, the designees for election as Class A Directors are set forth below.

   Robert A. Fuhrman, 76, has been a director of the Corporation since November 1998 and a director of Bank of the West since August 1981. He has been Chairman of the Board of Directors of Bank of the West since April 1991. He is the retired Vice Chairman, President and Chief Operating Officer of Lockheed Corporation.

   Pierre Mariani, 44, has been a director of the Corporation and of Bank of the West since December 1999. Mr. Mariani is Executive Vice President, International Retail Banking, of BNP Paribas. He served as Senior Advisor and Chief of Staff of the Minister of Budget and Government Spokesman from 1993 to 1995; Chief Executive Officer and director of Societe D'investissements Immobiliers Et De Gestion (SEFIMEG), a major French property company, from 1995 to 1996; and Chief Executive Officer and director of BANEXI, the investment bank of Banque Nationale de Paris ("BNP"), from 1996 to 1999.

   Rodney R. Peck, 55, has been a director of the Corporation since November 1998 and a director of Bank of the West since July 1990. He is a Senior Partner with the law firm of Pillsbury Winthrop LLP, San Francisco, California.

                        Directors Continuing in Office

   Set forth below are the principal occupations of, and certain other information regarding, the directors whose terms of office will continue after the Annual Meeting. The term of each director will expire at the annual meeting of stockholders held in the year indicated parenthetically after such director's name.

Non-Class A Directors

   John W. A. Buyers, 72, (2003) has been a director of the Corporation since 1994 and a director of First Hawaiian Bank since 1976. He has been Chairman of the Board and Chief Executive Officer of C. Brewer and Company, Limited, a diversified agribusiness and specialty food company, since 1992. From 1982 to 1992, he was Chairman and President of C. Brewer and Company, Limited, Hawaii's oldest company. Since 1986, he has been Chairman of ML Resources, Inc., the managing general partner of ML Macadamia Orchards, L.P., a master limited partnership traded on the New York Stock Exchange. The partnership is engaged in agribusiness. From 1993 to 1999, he served as Chairman and as a director of Hawaii Land and Farming Co., Inc., a publicly traded real estate development company. He is also a director of John B. Sanfilippo & Sons, Inc., a nut marketing company located in Elk Grove Village, Illinois.

   Walter A. Dods, Jr., 59, (2002) has been a director of the Corporation since 1983, a director of First Hawaiian Bank since 1979, and a director of Bank of the West since November 1998. He has been Chairman of the Board and Chief Executive Officer of the Corporation and First Hawaiian Bank since September 1989 and Vice Chairman of Bank of the West since November 1998. He was President of the Corporation from March 1989 to March 1991. He was President of First Hawaiian Bank from November 1984 to October 1989. He was an Executive Vice President of the Corporation from 1982 to 1989. He has been with First Hawaiian Bank since 1968. He is a trustee under the Will and of the Estate of S.M. Damon and a director of Alexander & Baldwin, Inc., a diversified ocean transportation, property development and management, and food products company.

   David M. Haig, 49, (2003) has been a director of the Corporation since 1989 and a director of First Hawaiian Bank since 1983. Mr. Haig is a beneficiary and, since 1982, has been a trustee, under the Will and of the Estate of S.M. Damon. He has served as Chairman of the Estate of S.M. Damon since 1993.

   John A. Hoag, 68, (2003) has been a director of the Corporation since 1991 and a director of First Hawaiian Bank since October 1989. He was President of the Corporation from 1991 until April 1995 and was an Executive Vice President of the Corporation from 1982 to 1991. From 1989 until June 1994, Mr. Hoag was President of First Hawaiian Bank. From that date until his retirement in June 1995, he was Vice Chairman of First Hawaiian Bank. Mr. Hoag is Chairman of the Board of Hawaii Reserves, Inc., a land management corporation that is a subsidiary of Deseret Management Corporation.

   Paul Mullin Ganley, 61, (2002) has been a director of the Corporation since 1991 and a director of First Hawaiian Bank since 1986. He is a trustee under the Will and of the Estate of S.M. Damon and a partner in the law firm of Carlsmith Ball, Honolulu, Hawaii.

   Fujio Matsuda, 76, (2002) has been a director of the Corporation since 1987 and a director of First Hawaiian Bank since 1985. Since July 1996, he has been Chairman, Pacific International Center for High Technology Research. He was President of the Japan-America Institute of Management Science from September 1994 to June 1996. He was Executive Director of the Research Corporation of the University of Hawaii from 1984 until 1994, and he was the President of the University of Hawaii from 1974 to 1984.

   John K. Tsui, 62, (2003) has been a director of the Corporation since July 1995 and a director of First Hawaiian Bank since July 1994. He has been Vice Chairman and Chief Credit Officer of the Corporation since November 1998. He was President of the Corporation from April 1995 through October 1998. He became President and Chief Operating Officer of First Hawaiian Bank in July 1994 and Vice Chairman of Bank of the West in November 1998. He was Executive Vice President of Bancorp Hawaii, Inc. (now known as Pacific Century Financial Corporation) from 1986 to June 1994 and Vice Chairman of Bank of Hawaii from 1984 to June 1994.

Class A Directors

   Jacques Ardant, 48, (2002) has been a director of the Corporation since November 1998 and a director of Bank of the West since September 1998. He has been a member of the Executive Committee of International Retail Banking, BNP Paribas since September 1999, and Director for International Banking and Finance, North America Area, of BNP Paribas or BNP since April 1997. He was Deputy General Manager of BNP Greece from 1994 to April 1997. He was Secretary Generale of BNP Italy from 1989 to 1994. He has been with BNP Paribas or BNP since 1978.

   Michel Larrouilh, 65, (2003) has been a director of the Corporation since November 1998 and a director of Bank of the West since February 1984. He was Chief Executive Officer of Bank of the West from February 1984 to December 1995. He was Chairman and Chief Executive Officer of Bank of the West's holding company ("Old BancWest") from January 1996 to December 1997. He was Chairman and Advisor to the Chief Executive Officer of Old BancWest from January 1998 to October 1998.

   Yves Martrenchar, 44, (2002) has been a director of the Corporation since November 1998 and a director of Bank of the West since March 1994. He has been the Executive Vice President for Distribution, Products and Markets at BNP Paribas since September 2000, and was Executive Vice President for Products and Markets at BNP from October 1996 to September 2000. He was head of private banking for the branch system of BNP in France from 1993 to September 1996. He joined BNP 1980.

   Don J. McGrath, 52, (2002) has been a director of the Corporation since November 1998, a director of Bank of the West since July 1989, and a director of First Hawaiian Bank since November 1998. He has been President and

Chief Operating Officer of the Corporation since November 1998, President and Chief Executive Officer of Bank of the West since January 1996 and Vice Chairman of First Hawaiian Bank since November 1998. He was President and Chief Operating Officer of Bank of the West from 1991 to 1996. He has been with Bank of the West since 1975. Mr. McGrath became a public member of the Pacific Stock Exchange Board of Governors in January 2001.

   Joel Sibrac, 53, (2003) has been a director of the Corporation since November 1998 and a director of Bank of the West since January 1995. He has been Vice Chairman of the Corporation since November 1998. He has been Senior Executive Vice President, Commercial Banking Group, of Bank of the West since 1996. He was General Manager, North American Desk, of BNP from 1994 to 1996 and General Manager of BNP Italy from 1990 to 1994. He joined BNP in 1974.

   Jacques Henri Wahl, 68, (2003) has been a director of the Corporation since November 1998 and a director of Bank of the West since July 1982. He served as Senior Adviser to the Chief Executive Officer of BNP Paribas, and of BNP, from January 1997 until his retirement in February 2001. He was a member of the Managing Committee of the BNP Group, and a director of BNP, from January 1997 until May 2000. He served as Vice Chairman of BNP and Chairman of Banque Nationale de Paris Intercontinentale from 1993 to 1996. He was President and Chief Operating Officer of BNP from 1982 to 1993.

             COMMITTEES, ATTENDANCE AND COMPENSATION OF THE BOARD

Committees of the Board

   The Board of Directors of the Corporation has an Executive Committee, an Executive Compensation Committee and an Audit Committee. There is no standing nominating committee. However, Non-Class A Directors may be nominated by a majority vote of a committee comprised of all the Non-Class A Directors then in office.

   The Executive Committee, which met 12 times in 2000, has authority to exercise all powers of the Board of Directors between its meetings (to the extent not otherwise restricted by law or the Corporation's Bylaws). The members of the Executive Committee are Walter A. Dods, Jr. (Chairman), Bert T. Kobayashi, Jr., Don J. McGrath, Joel Sibrac, and John K. Tsui

   The Executive Compensation Committee acts upon the executive compensation program of the Corporation and its subsidiaries. The Committee administers the Incentive Plan for Key Executives, the Long-Term Incentive Plan, the Stock Incentive Plans, and the Deferred Compensation Plan. It reviews the performance and approves the salary of the Corporation's Chief Executive Officer and reviews the performance and salaries of other senior management officers of the Corporation and its subsidiaries. The Committee also makes recommendations to the Board of Directors with respect to the appropriate senior management compensation structure. The Committee met seven times in 2000. Its members during 2000 were Fujio Matsuda (Chairman), Dr. Julia Ann Frohlich, Robert A. Fuhrman, David M. Haig, Michel Larrouilh (until February 12, 2000) and Pierre Mariani (beginning April 20, 2000).

   Information concerning the Audit Committee is set forth below under "Report of the Audit Committee."

Attendance at Meetings

   The Board of Directors met ten times in 2000. Each incumbent Director attended 75% or more of the combined total number of meetings held during such person's service in 2000 on the Board of Directors and its committees.

Compensation of Directors

   The Corporation paid quarterly retainers of $3,000 for the first two quarters of 2000 and $3,750 per quarter thereafter to each member of the Board of Directors who was not an employee of the Corporation or its subsidiaries. All non-employee members of the Board received a fee of $800 for each Board meeting attended and $700 for each committee meeting attended, as well as reimbursement for transportation and lodging expenses. Directors who are also employees of the Corporation or one of its subsidiaries do not receive board or committee fees or retainers.

   The Corporation has a Directors' Retirement Plan for directors of the Corporation and First Hawaiian Bank who are not employed by the Corporation or its affiliates and who are not covered by any of the Corporation's employee retirement programs. Following retirement from one of these boards after reaching age 55 and at least ten years of service as director, the retired director or his or her beneficiary will be entitled to receive monthly payments for a ten-year period at an annual rate equal to one-half of the annual retainer fee in effect at the time of the director's retirement.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee met six times during 2000. Its members are John A. Hoag (Chairman), John W.A. Buyers and Robert A. Fuhrman. The Board of Directors determined during 2000 that each of those directors satisfied independence requirements and other criteria established by New York Stock Exchange listing standards.

   During 2000, the Audit Committee developed and the Board of Directors approved an Audit Committee Charter, which appears as Annex A to this proxy statement. As more fully set forth in the Charter, the Committee's responsibilities include review of the Corporation's quarterly and annual financial statements with financial management of the Corporation and with the independent auditor; review of the independence and performance of the independent auditor; review with the independent auditor of all significant relationships between it and the Corporation that could impair the auditor's objectivity and independence; review of the Corporation's internal audit function; and review of the integrity of the Corporation's financial controls and reporting processes.

   PricewaterhouseCoopers ("PWC") served as the Corporation's independent auditor for 2000, and the Audit Committee has recommended that PWC be elected in that capacity for 2001. (See "Election of Auditor.") Set forth below is certain information concerning aggregate fees billed for professional services rendered by PWC during 2000.

     Audit Fees                                        $  716,715
     Financial Information Systems
       Design and Implementation Fees                  $        0

     All Other Fees                                    $2,170,462

   The Audit Committee has considered whether the provision of non-audit functions provided by PWC is compatible with maintaining PWC's independence and concluded that performing such functions does not affect PWC's independence in performing its function as auditor of the Corporation.

   The Audit Committee has reviewed and discussed with management the Corporation's audited financial statements for the year ended December 31, 2000. It has also discussed with PWC the matters required to be discussed by Codification of Statements on Auditing Standards No. 61. The Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, and has discussed with PWC its independence. As the result of such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                                   Audit Committee

                                   John A. Hoag, Chairman
                                   John W.A. Buyers
                                   Robert A. Fuhrman

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of any class of the Corporation's capital stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Based on the Corporation's records and certain written representations received by the Corporation, the Corporation believes that during 2000, all such filing requirements applicable to its directors, executive officers and ten-percent stockholders were complied with, except that Mr. Kobayashi filed two reports covering four transactions that were not reported on a timely basis.

                       SECURITY OWNERSHIP OF DIRECTORS,
                      NAMED EXECUTIVE OFFICERS AND OTHERS

   The following table shows the beneficial ownership of all classes of Voting Stock of the Corporation for: each director, nominee and designee; each named executive officer; all of the current directors and executive officers as a group; and each person known by the Corporation to be a beneficial owner of more than 5% of the Common Stock or the Class A Common Stock (a "5% Owner"). Each individual has sole voting and investment power with respect to the shares he or she beneficially owns, unless otherwise reflected in a footnote. The table is based upon information furnished by each such person or, in the case of each 5% Owner, based upon a Schedule 13D or 13G filed with the

SEC. The listing for BNP Paribas pertains to Class A Common Stock. All other listings refer to Common Stock.. All information is, unless otherwise indicated, as of January 31, 2001. Percentages are based upon the number of shares of Common Stock or Class A Common Stock outstanding, plus any shares the indicated person or group had a right to acquire within 60 days.


                                                Shares Beneficially   Percent
                                                    Owned/(1)/       of Class
------------------------------------------------------------------------------
Continuing Directors, Nominees and Designees
------------------------------------------------------------------------------
Jacques Ardant                                            0/(2)/           *
John W. A. Buyers                                    14,409                *
Walter A. Dods, Jr.                              17,134,650/(3)/      24.78%
Dr. Julia Ann Frohlich                                6,450                *
Robert A. Fuhrman                                     4,000                *
Paul Mullin Ganley                               15,871,917/(4)/      23.15%
David M. Haig                                    15,854,895/(5)/      23.13%
John A. Hoag                                         78,106/(6)/           *
Bert T. Kobayashi, Jr.                               15,729/(7)/           *
Michel Larrouilh                                      8,000/(2)/           *
Pierre Mariani                                            0/(2)/           *
Yves Martrenchar                                          0/(2)/           *
Fujio Matsuda                                         9,453                *
Don J. McGrath                                      265,842/(2)/           *
Rodney R. Peck                                          400                *
Joel Sibrac                                          24,625/(2)/           *
John K. Tsui                                        509,206/(8)/           *
Jacques Henri Wahl                                        0/(2)/           *
Fred C. Weyand                                   15,873,922/(9)/      23.15%
Robert C. Wo                                        206,208/(10)/          *

Other Named Executive Officers
------------------------------------------------------------------------------
Donald G. Horner                                    316,633/(11)/          *
Howard H. Karr                                      386,335/(12)/          *

All nominees, designees, directors and
executive officers as a group (24 persons)       18,834,203           26.92%

5% Owners of Common Stock
------------------------------------------------------------------------------
David M. Haig, Fred C. Weyand,
Paul Mullin Ganley and Walter A. Dods, Jr.,
as trustees under the Will and of the
Estate of S.M. Damon, 999 Bishop Street,
Honolulu, Hawaii 96813                           15,800,000/(13)/     23.05%

Trust and Investments Division,
First Hawaiian Bank,
P.O. Box 3200,
Honolulu, Hawaii 96847                            3,441,514/(14)/      5.02%

5% Owners of Class A Common Stock
------------------------------------------------------------------------------
BNP Paribas
16, Boulevard des Italiens
75009 Paris, France                              56,074,874/(15)/       100%

* Less than 1%.

Notes to Security Ownership Table:

Note (1) All amounts and percentages refer to Common Stock, unless otherwise indicated. Data includes the number of shares of Common Stock that may be acquired through exercise of stock options within 60 days from January 31, 2001 for the following: Mr. Dods, 575,829; Mr. McGrath, 132,223; Mr. Tsui, 302,623; Mr. Horner, 119,681; Mr. Karr, 164,110
          (including options to acquire 4,343 shares held by his wife); Mr. Sibrac, 24,007; all directors, nominees, designees and executive officers as a group, 1,401,941.

Note (2) The designated Class A Directors and Class A Directors continuing in office hold a beneficial interest in an aggregate of [39,400] shares of common stock of BNP Paribas, including the number of shares that may be acquired through exercise of stock options within 60 days from [February 26, 2001].

Note (3) Mr. Dods' reported beneficial ownership of Common Stock includes 1,848 shares held in his wife's individual retirement account, as to which Mr. Dods disclaims beneficial ownership; 15,800,000 shares owned by the Estate of S. M. Damon, as to which Mr. Dods shares voting and investment powers; and 166,952 shares owned by First Hawaiian Foundation, as to which Mr. Dods holds shared voting and investment powers. Mr. Dods disclaims beneficial ownership of the shares owned by the First Hawaiian Foundation, and of all shares owned by Alexander & Baldwin, Inc., of which Mr. Dods is a director.

Note (4) Mr. Ganley's reported beneficial ownership of Common Stock includes 15,800,000 shares owned by the Estate of S.M. Damon as to which Mr. Ganley shares voting and investment powers; 71,858 shares in his revocable living trust, a money purchase pension plan and an individual retirement account as to which he has sole voting and investment powers; and 57 shares for which he has shared voting and investment powers.

Note (5) Mr. Haig's reported beneficial ownership of Common Stock includes 15,800,000 shares owned by the Estate of S. M. Damon as to which Mr. Haig shares voting and investment powers. He is beneficiary of an HR-10 plan holding 12,444 shares of Common Stock, as to which he has sole voting and investment powers.

Note (6) Mr. Hoag's reported beneficial ownership of Common Stock includes 38,040 shares in his wife's revocable living trust as to which Mr. Hoag disclaims beneficial ownership and 3,790 shares held jointly with his wife.

Note (7) Mr. Kobayashi's reported beneficial ownership of Common Stock includes 4,447 shares held in his wife's IRA account and revocable living trust as to which he disclaims beneficial ownership.

Note (8) Mr. Tsui's reported beneficial ownership of Common Stock includes 4,000 shares held as trustee of his daughter's trust, as to which he holds sole voting and investment powers; 4,000 shares held in his wife's trust; and 166,952 shares owned by First Hawaiian Foundation, as to which Mr. Tsui holds shared voting and investment powers. Mr. Tsui disclaims beneficial ownership of the shares owned by his wife's trust and First Hawaiian Foundation. Mr. Tsui's reported stock options include an option to acquire 40,340 shares of Common Stock held by his daughter's trust.

Note (9) Mr. Weyand's reported beneficial ownership of Common Stock includes 15,800,000 shares owned by the Estate of S.M. Damon as to which he shares voting and investment powers and 32,642 shares in his wife's revocable living trust as to which he shares voting and investment powers.

Note (10) Mr. Wo's reported beneficial ownership of Common Stock includes 16,000 shares in the Betty and Bob Wo Foundation as to which he shares voting and investment powers, 600 shares held jointly with his wife, and 174,000 shares held by C.S. Wo & Sons, Ltd., as to which he shares voting and investment powers.

Note (11) Mr. Horner's reported beneficial ownership of Common Stock includes
          166,952 shares owned by First Hawaiian Foundation, as to which Mr. Horner holds shared voting and investment powers. Mr. Horner disclaims beneficial ownership of the shares owned by First Hawaiian Foundation.

Note (12) Mr. Karr's reported beneficial ownership of Common Stock includes 156 shares owned by his wife directly or as custodian, certain options held by his wife (see Note (1)), and 166,952 shares owned by First Hawaiian Foundation, as to which Mr. Karr holds shared voting and investment powers. Mr. Karr disclaims beneficial ownership of the shares and options owned by his wife and of the shares owned by First Hawaiian Foundation.

Note (13) Messrs. Haig, Weyand, Ganley and Dods are directors of the
          Corporation. Mr. Dods is also the Chairman and Chief Executive Officer of the Corporation. The trustees have shared voting and investment powers as to shares owned by the Estate of S.M. Damon.

Note (14) The shares held by the Trust and Investments Division in fiduciary accounts include: 1,764,848 shares as to which it has sole voting power; 1,447,032 shares as to which it has shared voting power; 1,683,926 shares as to which it has sole dispositive power; and 1,498,404 shares as to which it has shared dispositive power.

Note (15) Represents 45% of outstanding Voting Stock. BNP Paribas holds sole voting and dispositive power with respect to 54,993,962 shares, and shared voting and dispositive power with respect to 1,080,912 Class A shares owned by an indirect wholly owned subsidiary.

                              EXECUTIVE OFFICERS

   Listed below are the executive officers of the Corporation, with their ages and positions and offices held with the Corporation.

Name, Age                          Positions and Offices With the Corporation
---------                          ------------------------------------------

Walter A. Dods, Jr., 59         Please see "Election of Directors -- Directors
                                Continuing in Office"
Don J. McGrath, 52              Please see "Election of Directors -- Directors
                                Continuing in Office"
John K. Tsui, 62                Please see "Election of Directors -- Directors
                                Continuing in Office"
Joel Sibrac, 53                 Please see "Election of Directors -- Directors
                                Continuing in Office"
Howard H. Karr, 58              Executive Vice President and Chief Financial
                                Officer of the Corporation since November 1998;
                                Executive Vice President and Treasurer of the
                                Corporation from 1989 to October 1998; Vice
                                Chairman of First Hawaiian Bank since 1997; Vice
                                Chairman, Chief Financial Officer and Treasurer
                                of First Hawaiian Bank from September 1993 to
                                1997. Mr. Karr has been with First Hawaiian Bank
                                since 1973.
Douglas C. Grigsby, 48          Executive Vice President and Treasurer of the
                                Corporation since November 1998 and Chief
                                Financial Officer of Bank of the West since
                                1989. Mr. Grigsby has been with Bank of the West
                                since 1977.
Bernard Brasseur, 62            Executive Vice President and Risk Manager of the
                                Corporation since November 1998; Risk Manager of
                                Bank of the West since 1983; Vice Chairman of
                                First Hawaiian Bank since November 1998. Mr.
                                Brasseur has been with BNP since 1966, and Bank
                                of the West since 1983.
Donald G. Horner, 50            Executive Vice President of the Corporation
                                since 1989; Vice Chairman of First Hawaiian Bank since July 1994; Executive Vice President of
                                First Hawaiian Bank from 1993 to 1994. Mr.
                                Horner has been with First Hawaiian Bank since
                                1978.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation for the years ended December 31, 2000, 1999 and 1998. All figures concerning shares and options have been adjusted to reflect a two-for-one stock split in December 1999.

                                                                                  Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation/(1)/               Awards             Payouts
------------------------------------------------------------------------------------------------------------------------------------
                Name                                                    Other
                 and                                                   Annual     Restricted   Securities                 All Other
              Principal                                                Compen-      Stock      Underlying      LTIP        Compen-
              Position                  Year   Salary    Bonus/(2)/  sation/(3)/    Awards       Options   Payouts/(4)/  sation/(5)/
------------------------------------------------------------------------------------------------------------------------------------
Walter A. Dods, Jr.                     2000  $973,548  $637,868          --             --       203,914        --       $154,407
  Chairman, Chief                       1999  $927,188  $607,493          --             --       133,100  $280,933       $161,856
  Executive Officer                     1998  $860,000  $547,189          --             --       132,300        --       $198,794
  and Director

Don J. McGrath                          2000  $733,346  $450,014     $ 2,077                      128,929        --       $ 78,842
  President, Chief                      1999  $650,016  $390,010          --             --        89,098        --       $ 76,044
  Operating Officer                     1998  $108,336  $268,818/(6)/     --        173,474/(7)/   55,442        --             --
  and Director*

John K. Tsui                            2000  $638,555  $289,645     $ 4,934             --       101,331        --       $186,474
  Vice Chairman,                        1999  $609,721  $280,875     $ 5,637             --        73,900  $131,026       $197,442
  Chief Credit                          1998  $573,000  $274,310     $ 3,256             --        73,460        --       $224,351
  Officer and
  Director

Howard H. Karr                          2000  $389,476  $176,659          --             --        49,451        --       $ 79,144
  Executive Vice                        1999  $370,643  $163,940          --             --        35,288  $ 55,860       $ 87,222
  President and                         1998  $342,000  $147,744          --             --        35,080        --       $104,568
  Chief Financial
  Officer

Donald G. Horner                        2000  $355,356  $179,128     $ 9,933             --        45,072        --       $ 88,386
  Executive Vice                        1999  $337,523  $149,864     $10,650             --        31,986  $ 50,633       $ 92,381
  President                             1998  $310,000  $132,240     $ 7,527             --        31,800        --       $105,715

Notes to Summary Compensation Table:

* Mr. McGrath became an executive officer and director of the Corporation on November 1, 1998, the effective date of the merger of Bank of the West's holding company into the Corporation (the "Merger").

Note (1) Includes amounts earned but deferred under the Corporation's Deferred Compensation Plan (the "DCP").
Note (2) Amounts are reported for the year in which earned, even if paid in the following year. Amounts include cash payments under the Corporation's Cash Bonus Plan for 1998 and cash payments under the Corporation's Incentive Plan for Key Executives ("IPKE") for all years. The Cash Bonus Plan was discontinued commencing with the January 1, 1999 plan year.
Note (3) Reported amount represents above-market interest earned on amounts deferred under the DCP. The aggregate amount of perquisites and other personal benefits received as compensation by each of the named executive officers in each of the three most recent years was less than $50,000 and 10% of salary and bonus.
Note (4) LTIP payouts are reported in the year payment is made, not the years for which payments are earned. To address the impact of the Merger under change-in-control provisions of the Long Term Incentive Plan, a payment equal to one-third of the maximum value attainable for the 1998-2000 performance cycle was made to participants in the LTIP (based upon 1998 compensation levels) in January 1999. Messrs. Dods, Tsui, Karr and Horner waived all other payments under the LTIP change -in-control provisions arising out of the Merger.
Note (5) Includes (i) premiums for life insurance, including "gross-up" for income taxes; (ii) amounts related to split-dollar insurance agreements as discussed below; and (iii) contributions for the account of the above

           -named executive officers to the Corporation's Profit Sharing Plan ("Profit Sharing Plan") and amounts credited to the accounts of such executive officers under the profit-sharing portion of the Corporation's nonqualified, unfunded Supplemental Executive Retirement Plan (the "SERP") that provides benefits that would have been provided under the Profit Sharing Plan but for Internal Revenue Code (the "Code") restrictions on such benefits. (In determining profit-sharing benefits under the SERP, the participant's covered compensation includes base pay, commissions, overtime, short-term incentive pay, and the annual cash bonus earned under IPKE; a participant's covered compensation does not include the cash portion of the Corporation's Cash Bonus Plan.) Profit-sharing contributions to the Profit Sharing Plan were discontinued commencing with the January 1, 1999 plan year. Accordingly, the Profit Sharing Plan column in the table below includes only 401(k) matching contributions, if any, made on the executive's behalf. Details of All Other Compensation received by the above-named executive officers for 2000 are as follows:


                            Split-Dollar Insurance
                            ----------------------    Profit
                   Life       Term      Interest    Sharing Plan
     Name        Insurance   Element     Element    Contributions   Total
--------------------------------------------------------------------------------
      Dods         $32,395     $5,641     $116,371             --    $154,407
      McGrath           --     $3,223     $ 70,269         $5,250    $ 78,742
      Tsui              --     $6,845     $179,629             --    $186,474
      Karr              --     $2,906     $ 76,238             --    $ 79,144
      Horner            --     $1,550     $ 86,836             --    $ 88,386


           The Corporation has split-dollar insurance agreements with the named executive officers, as well as certain other senior officers. Under each agreement, the Corporation pays all premiums for a policy on the life of the executive. The executive is entitled to a portion of the death benefits equal to three times salary, and the Corporation is entitled to the remainder. If the executive remains employed by the Corporation, the policy splits (typically at age 65) and the executive retains a policy with a death benefit equal to three times final salary, and a portion of the accumulated cash values. The policies are designed so that the Corporation will recover all premiums previously paid plus an interest factor from its share of death benefits or cash values. The amounts under "Split-Dollar Insurance - Term Element" represent the portion of split dollar insurance premiums paid in 2000 corresponding to the insurer's lowest term insurance rate for the relevant death benefit, plus related gross-ups for income taxes. The amounts under "Split-Dollar Insurance -Interest Element" represent the present values of hypothetical interest-free loans of the non-term elements of 2000 split-dollar insurance premiums. This methodology has also been used in calculating the split-dollar elements of 1998 and 1999 amounts shown under "All Other Compensation." The Corporation also has a $1,000,000 whole life insurance policy on the life of Mr. Dods. The premium and related gross-up for income taxes on this policy are included under "Life Insurance." The death benefit under this policy is deducted from the death benefit under Mr. Dods' split-dollar policy.
Note (6) The 1998 bonus amount shown for Mr. McGrath is the annual bonus he earned for all of calendar year 1998 under the Bank of the West Senior Management Incentive Plan, although he was an executive officer of the Corporation only from November 1, 1998.
Note (7) These restricted shares were awarded pursuant to requirements of the Merger and were not part of a recurring compensation arrangement.

Option Grants in Last Fiscal Year

     The following table sets forth 2000 option grants to each of the named executive officers under the Corporation's 1998 Stock Incentive Plan ("1998 SIP") and the potential realizable values of such options.

                                                                                                       Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                                                                        Stock Price Appreciation
                                                                  Individual Grants/(1)/                     for Option Term/(2)/
------------------------------------------------------------------------------------------------------------------------------------
                                     Number of     Percent of
                                     Securities  Total Options    Exercise
                                     Underlying    Granted to        or
                                      Options     Employees in   Base Price  Expiration  Dollar Value of
Name                                  Granted     Fiscal Year    Per Share      Date     Options Granted        5%          10%
------------------------------------------------------------------------------------------------------------------------------------
Dods                                    203,914    15.3%         $15.125     3/01/10       $3,084,199        $1,939,636   $4,915,419
McGrath                                 128,929     9.7%         $15.125     3/01/10       $1,950,051        $1,226,377   $3,107,879
Tsui                                    101,331     7.6%         $15.125     3/01/10       $1,532,631        $  963,864   $2,442,620
Karr                                     49,451     3.7%         $15.125     3/01/10       $  747,946        $  470,379   $1,192,034
Horner                                   45,072     3.4%         $15.125     3/01/10       $  681,714        $  428,726   $1,086,477

Notes to Option Grants in Last  Fiscal Year:

Note (1) Options were granted at 100% of the market value of the stock on the date of the grant. The options vest 25% on the day following the first anniversary of the grant and 25% per year thereafter. The exercise price of an option is payable in cash and/or previously acquired shares. Tax withholding may be accomplished by cash payments or (with Executive Compensation Committee approval) share withholding. None of the options were reloads.

Note (2) The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of the underlying stock of 5% and 10% from the date of grant to the end of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in these columns may not necessarily be achieved.

        Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
                               Option/SAR Values


                                                                              Number of
                                                                              Securities                   Value of
                                                                              Underlying                  Unexercised
                                                                             Unexercised                 In-the-Money
                                                                              Options at                  Options at
                                                                          December 31, 2000            December 31, 2000
                           Shares Acquired                                  Excercisable/                Exercisable/
                             on Exercise           Value Realized           Unexercisable               Unexcercisable
         Name                    (#)                    ($)                      (#)                          ($)
 ----------------------------------------------------------------------------------------------------------------------------

Dods                                   37,600              $432,400             491,575/303,739        $4,650,384/$2,847,994
Tsui                                        0              $      0             258,815/156,756        $2,388,531/$1,450,517
Karr                                    8,840              $ 97,240             138,582/ 75,917        $1,313,181/$  704,345
Horner                                 10,800              $103,356             122,697/ 69,061        $1,146,297/$  641,165
McGrath                                     0              $      0              77,716/195,753        $  474,563/$1,823,172

For the year ended December 31, 2000, there was no adjustment or amendment to the exercise price of stock options previously awarded.

Long-Term Incentive Plans--Awards in Last Fiscal Year

   For information concerning LTIP awards during 2000, see "Proposal To Approve Certain Material Terms Of The Long-Term Incentive Plan-LTIP Awards In Last Fiscal Year."

Defined Benefit Pension and Supplemental Executive Retirement Plans

   The Corporation has an Employees' Retirement Plan (the "ERP") for employees of the Corporation and participating subsidiaries. Under the ERP, covered compensation includes salary, including overtime, but excluding bonuses. Pension compensation is also limited to the maximum allowable under the Code. Retirement benefits become payable effective upon an employee's retirement at the normal retirement age of 65 years. Normal retirement benefits payable under the ERP are based on average compensation and years of credited service. Under specified circumstances, an employee who has attained a certain age and length of service may retire early with reduced benefits.

The ERP was "frozen" as of December 31, 1995 and none of the executive officers named in the Summary Compensation Table accrues such benefits under the ERP for service after December 31, 1995.

   Effective as of January 1, 1999, assets attributable to certain Bank of the West employees in the BNP US Retirement Plan (the "BNP Plan") were merged into the ERP and the ERP was amended to provide eligible Bank of the West employees with accrual of benefits comparable to those provided under the BNP Plan. Benefits accrue based upon an employee's years of service and compensation over his/her years of employment. Except for Mr. McGrath, none of the executive officers named in the Summary Compensation Table is eligible to accrue such benefits.

   The Corporation also maintains a grandfathered pension portion of the SERP under which executive officers named in the Summary Compensation Table continue to earn benefits based on the ERP formula. In determining grandfathered pension benefits under the SERP, the participant's covered compensation includes base pay, commissions, overtime, short-term incentive pay, and the annual cash bonus earned under IPKE; a participant's covered compensation does not include the cash portion of the Corporation's Cash Bonus Plan or any LTIP bonus. The grandfathered pension benefit payable under the SERP is reduced by the participant's "frozen" accrued benefit under the ERP.

   Effective as of January 1, 1998, the SERP was amended to provide that eligible executive officers, including the executive officers named in the Summary Compensation Table, would receive benefits under the SERP in an amount equal to the greater of (i) the benefits payable under the profit-sharing portion of the SERP and the grandfathered SERP pension benefits or (ii) a target percentage (60% for executives with 20 or more years of service) of his/her final average compensation (see Note (1) below).

   As required by the Merger agreement, the SERP was amended to provide that certain Bank of the West employees, including Mr. McGrath, would be entitled to a minimum benefit equal to the minimum benefit under the terminated Bank of the West Excess Benefit Plan. To be eligible for such minimum benefit, Mr. McGrath must have completed at least 20 years of service and attained at least age 55 at retirement. The minimum benefit will be 50% of his base salary at the annual rate in effect on the date he retires from service ("final pay") if he is at least age 60 at retirement and 30% of his final pay if he is at least age 55 but less than 60 at retirement. Mr. McGrath is currently age 52 with 25 years of service and at December 31, 2000 his base salary was $750,024.

   The following table illustrates the estimated annual pension benefits payable under the ERP and the SERP to an executive officer at age 65. Whether these amounts become payable depends on the contingencies and conditions set forth in the ERP and the SERP.

Final Average
Compensation/(1)/                              Years of Service/2)/

------------------------------------------------------------------------------------
                                15        20       25       30       35         40
------------------------------------------------------------------------------------
    $200,000                 50,082    66,777   83,471  100,165  116,859    133,553
     300,000                 76,332   101,777  127,221  152,665  178,109    203,553
     400,000                102,582   136,777  170,971  205,165  239,359    273,553
     500,000                128,832   171,777  214,721  257,665  300,609    343,553
     600,000                155,082   206,777  258,471  310,165  361,859    413,553
     700,000                181,332   241,777  302,221  362,665  423,109    483,553
     800,000                207,582   276,777  345,971  415,165  484,359    553,553
     900,000                233,832   311,777  389,721  467,665  545,609    623,553
   1,000,000                260,082   346,777  433,471  520,165  606,859    693,553
   1,100,000                286,332   381,777  477,221  572,665  668,109    763,553
   1,200,000                312,582   416,777  520,971  625,165  729,359    833,553
   1,300,000                338,832   451,777  564,721  677,665  790,609    903,553
   1,400,000                365,082   486,777  608,471  730,165  851,859    973,553
   1,500,000                391,332   521,777  652,221  782,665  913,109  1,043,553
   1,600,000                417,582   556,777  695,971  835,165  974,359  1,113,553

Notes to Defined Benefit Pension Plans Table:

Note (1) Final average compensation represents the average annual compensation during the highest 60 consecutive calendar months in the last 120 calendar months of creditable service. Compensation for the purpose of this table includes base salary plus the value of awards under the IPKE as shown on the Summary Compensation Table (but not bonuses under the LTIP or the Cash Bonus Plan). The amount of the IPKE bonus included in compensation for any year for purposes of the SERP is the amount earned for the performance year, though not paid until March of the following year. The estimated annual benefits are computed on the basis of a straight-life annuity form of payment with no social security offset.

Note (2) As of December 31, 2000, the number of years of creditable service under the Corporation's defined benefit plans for each of the executive officers named in the Summary Compensation Table was as follows: Mr. Dods, 32 years; Mr. McGrath, 25 years; Mr. Tsui, 17 years (seven years actual service plus ten years added by the Executive Compensation Committee when Mr. Tsui was hired); Mr. Karr, 28 years; and Mr. Horner, 22 years.

   The Merger constituted a change in control for purposes of the SERP. As a result, if a SERP participant is "involuntarily terminated" within 36 months of the Merger, he/she will be granted three extra years of credited service, the SERP benefit will be based on the greater of covered compensation over the 12 months prior to termination or the final average compensation otherwise provided in the SERP, and benefit payments will commence on the later of attaining age 55 or the date of termination. The SERP defines "involuntary termination" to include a discharge or resignation in response to a (i) change in day-to-day duties; (ii) reduction in compensation or benefits; (iii) downward change of title; or (iv) relocation requested by the employer.

Change-in-Control and Employment Arrangements

   Prior to the Merger, Mr. McGrath was a party to an employment agreement with Bank of the West. To replace that agreement, the Corporation entered into an employment agreement with Mr. McGrath (the "Agreement"), effective upon the consummation of the Merger. Pursuant to the Agreement, Mr. McGrath will serve as President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of Bank of the West, with his principal business office in the San Francisco Bay area. Either party may terminate Mr. McGrath's employment upon 30 days' advance notice under the Agreement. Mr. McGrath is entitled to receive a base salary at the annual rate of at least $650,000, receive at least four weeks of paid vacation per year, and participate in all of the Corporation's employee benefit plans and executive compensation programs. In addition, if (1) he voluntarily resigns his employment for "Good Reason" (as defined in the Agreement) or (2) the Corporation terminates his employment at any time for any reason other than "Cause" (as defined in the Agreement) or "Disability" (as defined in the Agreement), then he will be entitled to a severance payment equal to 300% of the sum of his then-current annual rate of "Base Compensation" (as defined in the Agreement), plus the average of the annual bonuses awarded to him for the three years ending immediately prior to the date of his termination. He would also be entitled to continue participation in the Corporation's group insurance plans for one year and he would be credited with an additional year of service for purposes of determining the vested portion of his stock options. If a "Change in Control" (as defined in the Agreement) occurs, all of the stock options he holds at termination will become 100% vested and remain exercisable for 18 months following termination of employment. The Corporation would also be obligated to provide Mr. McGrath with a tax restoration payment if any payments or benefits caused an excise tax to be imposed upon him. If he receives such severance benefits, he will be subject to a non-competition covenant for three years following the termination of his employment (provided a Change in Control has not occurred). He is also subject, under all circumstances and at all times, to a confidentiality covenant. As of the effective time of the Merger, he was also appointed to the Board of Directors of the Corporation and of First Hawaiian Bank.

   Pursuant to a Standstill and Governance Agreement between the Corporation and BNP, Mr. Dods is to continue as Chief Executive Officer of the Corporation and First Hawaiian Bank, and Mr. McGrath is to continue as Chief Operating Officer of the Corporation and Chief Executive Officer of Bank of the West, unless removed by a vote of two-thirds of the Board of Directors or until their death, voluntary retirement or resignation.

   If there is a change in control of the Corporation, benefits will be accelerated or paid under various compensation plans. Options issued under the 1998 SIP or the 1991 Stock Incentive Plan (the "1991 SIP") that have not yet vested will become fully exercisable; all LTIP awards that have been outstanding six or more months will automatically be deemed fully earned at the maximum target value; SERP participants will be entitled to additional benefits if "involuntarily terminated" within 36 months following the change in control (as described under "Defined Benefit Pension and Supplemental Executive Retirement Plans"); and participants in the Deferred Compensation Plan will be entitled to an immediate lump sum distribution of certain amounts if that plan is not assumed by the successor organization. In addition, the Corporation maintains a rabbi trust with a third-party trustee for the SERP and the Deferred Compensation Plan and if an actual or potential change in control occurs, the Corporation will be required to contribute sufficient funds to the trust to fund all benefits payable to participants.

Compensation Committee Interlocks and Insider Participation

   The members of the Executive Compensation Committee during 2000 were Fujio Matsuda (Chairman), Dr. Julia Ann Frohlich, Robert A. Fuhrman, David M. Haig, Michel Larrouilh (until February 12, 2000) and Pierre Mariani (since April 20,
2000).

   The Corporation's bank subsidiaries have made loans to members of the Executive Compensation Committee, and entities related to those directors (including the Estate of S.M. Damon, of which Mr. Haig is a trustee and beneficiary). These loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features.

   The Corporation has in the ordinary course of business extended credit to directors, including Mr. Matsuda. During 2000, the largest aggregate amount of such loans from the Corporation to Mr. Matsuda was $280,290, the aggregate amount outstanding on December 31, 2000 was $273,694, and the interest rates on those loans ranged from 5.0% to 8.75% per annum.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

   This report covers the following topics:
   . Role of the Executive Compensation Committee (the "Committee") . Executive Compensation Principles
   . Components of the Executive Compensation Program
   . Compensation of the Chief Executive Officer

Role of the Executive Compensation Committee

   The Board of Directors has delegated to the Committee responsibility for administering the Corporation's executive compensation program. No member of the Committee was, during the last completed fiscal year, an officer or employee of the Corporation or any of its subsidiaries.

Executive Compensation Principles

   The executive compensation program is designed to provide short-term and long -term incentives, build stockholder value and reward top performers. Key goals include:
   . Encouraging managers to improve the performance of the Corporation, and . Attracting, motivating and retaining highly talented individuals.

Components of the Executive Compensation Program

   The three components of the executive compensation program are:
   . Base Salary
   . Annual Incentives
   . Long-Term Incentives

Base Salaries

   Base salaries of executive officers are determined by evaluating factors such as scope of responsibilities, individual experience and performance, the competitive marketplace, and consistency. No particular weight is placed on, or relative importance given to, any single factor in evaluating and adjusting base salaries.

Annual Incentives

   Annual incentives for executive officers are provided by a short-term bonus plan called the Incentive Plan for Key Executives ("IPKE"). The IPKE is designed to pay a bonus in cash or restricted stock based on the Corporation's profitability and the executive's performance over the course of the year. The IPKE promotes pay-for-performance objectives by providing executives with financial incentives tied directly to achievement of corporate and individual performance goals. Moreover, annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve those goals.

   The IPKE provides that the aggregate amount of awards for any fiscal year may not exceed 2.5% of that year's consolidated income before income taxes and securities gains. The Committee, in consultation with the Corporation's Chief Executive Officer and/or Chief Financial Officer, may make such adjustments to the reported amount of such consolidated income as the Committee deems appropriate. The maximum award to any individual for any fiscal year is the amount of that individual's basic annual salary for that year. The Committee has discretion (subject to limitations that apply to "covered executives") to determine the amount and form of all IPKE awards. The Committee establishes award guidelines (targets) expressed as a percentage of base salary. These target percentages increase as executives' pay grades increase. The Chief Executive Officer, at his discretion, allocates a portion of the annual bonus pool to each business unit. The manager of each business unit recommends how this allocated amount should be distributed to individual participants in the business unit. Individual awards above or below guideline percentages are generally based upon the participant's grade level and performance during the performance period. The business unit manager's recommendations are reviewed and approved or adjusted by the Chief Executive Officer. These recommendations are then presented to the Committee for final review and approval. The Committee grants individual bonuses above or below guideline percentages based upon the Committee's judgment, after reviewing the recommendation of the Chief Executive Officer, as to individual performance and relative levels of responsibility. All IPKE decisions concerning the CEO and other "covered executives," as defined below, are made by the Committee. The determination and award of IPKE bonuses for each year's performance are deferred until the first quarter of the following year. This allows management and the Committee to base the awards upon year-end performance results.

   In 2000, the Committee adopted and stockholders approved a policy that applies to annual IPKE incentive awards to persons the Committee has designated for that year as "covered executives." Mr. Dods, Mr. McGrath and Mr. Tsui were covered executives for 2000. The policy is intended to qualify those awards as "performance based" for purposes of Section 162(m) of the Internal Revenue Code so that IPKE awards to covered executives will be tax deductible. Subject to the Committee's right to reduce the amount of any award made under the policy, each covered executive for a plan year is granted an incentive award for that year equal to the lesser of (i) .4% of the Corporation's net income before taxes for that year, or (ii) 100% of the covered executive's annualized base salary in effect on the ninetieth day of the year. The Committee has no discretion to increase the amount of an incentive award payable to a covered executive above the amount determined pursuant to the formula in the policy. However, at any time prior to payment of an award governed by the policy, the Committee, in its sole discretion, may reduce or eliminate entirely the amount payable under that award.

Long-Term Incentives

   Long-term incentives are provided in the form of stock options under the 1991 SIP and the 1998 SIP, and cash awards under the LTIP.

   Stock Options. Stock options are granted annually to officers. The options have an exercise price equal to the fair market value of Common Stock on the date the options are granted. The options generally vest over four years of service and expire ten years from the date of the grant.

   The target grants are based on a percentage of base salary. The target percentage ranges from 10% to 300%, increasing as the level of responsibility increases. The individual's award may be increased or decreased from target amounts based on individual performance at the discretion of the Committee, after considering management's recommendations.

   Long-Term Incentive Plan. The Long-Term Incentive Plan provides incentive compensation if the Corporation achieves specified performance objectives over a multi-year performance cycle. The LTIP is administered by the Committee and has no expiration date.

   The Board of Directors has amended the LTIP, and is seeking approval of certain of its material terms, so that certain awards made for the 2000-2002 and subsequent cycles will meet tax deductibility requirements of Section

162(m) of the Internal Revenue Code. That proposal is discussed under "Proposal to Approve Certain Material Terms of the Long-Term Incentive Plan".

Compensation of the Chief Executive Officer

   In late February 2000, the Committee reviewed the 1999 performance of Mr. Dods and the Corporation. The most important events of 1999 involved implementation of the merger that brought First Hawaiian Bank and Bank of the West into a single holding company. Under Mr. Dods' leadership, the Corporation and its subsidiaries accomplished 1999 merger objectives as planned, creating a more profitable and geographically diversified western U.S. regional franchise. As a result of this geographic diversification, 73% of BancWest's 1999 cash earnings were from U.S. mainland markets, compared to less than 30% two years previously. In addition, the Corporation reported record annual earnings and earnings per share. The 1999 efficiency ratio, excluding amortization of intangible assets, improved to 54.47%. In addition, the year 2000 conversion effort, which began five years earlier, was completed successfully and below budget. Based on the Committee's evaluation of these and other factors, without any specific weighting, the Committee increased Mr. Dods' salary by 5%, from $934,608 to $981,335, effective March 1, 2000, and also determined his 1999 IPKE award would be $607,493.

   In March 2000, the Committee granted Mr. Dods a stock option for 203,914 shares. That award represented 110% of the amount calculated under the 1998 SIP guideline percentage applicable to Mr. Dods. The Committee awarded an amount above the guideline percentage to reward Mr. Dods for corporate achievements in 1999, and to provide him with further incentives tied directly to performance of the Corporation's stock price.

   In January 2001, the Committee reviewed the 2000 performance of Mr. Dods and the Corporation for purposes of evaluating Mr. Dods' compensation. The Committee considered a series of quantitative and qualitative factors pertaining to corporate performance. The Corporation reported record earnings for the year. Its operating earnings, excluding nonrecurring items, were up 18% over 1999. The balance sheet also showed significant growth. At December 31, 2000, total assets increased 10.6%, loans and leases increased 11.6%, deposits increased 9.7% and stockholders' equity increased 8.0% over amounts at the close of 1999. The Corporation's efficiency ratio continued to improve in 2000, and at year-end reached 51.53%, excluding amortization of intangibles. During the year, the Corporation continued its strong emphasis on credit quality, completed consolidation of data processing operations into a single facility in Honolulu managed by a national information management service provider, and executed agreements to acquire 30 branches in New Mexico and Nevada. Also, in September 2000, First Hawaiian Bank became the largest domestic depository bank in Hawaii, as measured by individual, partnership and corporate deposits reported by the FDIC. In view of the extremely strong performance demonstrated by these and other factors, without giving those factors any specific weighting, and after taking account of the other elements of Mr. Dods' 2000 compensation, the Committee determined Mr. Dods would receive an IPKE award of $637,868 for 2000. This award represented 65% of Mr. Dods' year-end salary.

Policy with Respect to the $1,000,000 Deduction Limit

   Section 162(m) of the Internal Revenue Code generally prevents the deduction of compensation in excess of $1,000,000 paid in any year to an individual who on the last day of the taxable year is the Corporation's Chief Executive Officer or is among its four other most highly compensated executive officers, determined in accordance with proxy disclosure rules. The $1,000,000 deductibility limit does not apply to compensation that meets Section 162(m) requirements for qualified performance-based compensation, including requirements that compensation be paid due to attainment of pre-established objective measures that have been approved by stockholders and that preclude discretion to increase the resulting amounts. Stockholder approval must generally be obtained every five years, and must be obtained earlier if the material terms of the performance-based arrangement are modified. The 1998 Stock Incentive Plan is structured so that stock options can qualify as deductible performance-based compensation under Section 162(m). In 2000, the Committee adopted and stockholders approved an IPKE award policy for certain executives to enable IPKE awards to those executives to satisfy Section 162(m) deductibility requirements for 2000 and subsequent plan years. In 2000, the Board also amended the LTIP, and if at the 2001 annual meeting stockholders approve its "material terms" (as discussed under "Proposal to Approve Certain Material Terms of the Long-Term Incentive Plan"), LTIP awards should satisfy Section 162(m) deductibility requirements for the 2000-2002 and subsequent cycles. However, because the Committee seeks to maintain flexibility in accomplishing the Corporation's compensation goals, it has not adopted a policy that all compensation must be fully deductible.

                                           Executive Compensation Committee

                                           Fujio Matsuda, Chairman
                                           Dr. Julia Ann Frohlich
                                           Robert A. Fuhrman
                                           David M. Haig
                                           Pierre Mariani


Stockholder Return Performance Graph

The following performance graph compares the cumulative total stockholder return (stock price appreciation and reinvestment of dividends) on the Common Stock during the last five years to the Standard & Poor's Major Regional Bank Index and the broader Standard & Poor's 500 Stock Index.


     Comparison of Five-Year

     Cumulative Total Stockholder Return*
     ------------------------------------

            [graph]


-------------------------------------------------------------------------------------------------------------------------
          1995                        1996               1997               1998               1999               2000
BancWest Corporation Common Stock
         100                          121                143                178                149                208
S&P 500 Index
         100                          123                164                211                255                232
S&P Major Regional Bank Index
         100                          137                205                227                195                249

* Total return assumes reinvestment of dividends and $100 invested on December
  31, 1995 in BancWest Corporation Common Stock, the S&P 500 Index and the S&P
  Major Regional Bank Index
 ---------------------------------------------------------------------------------------------------------------------

Certain Transactions

     In the ordinary course of business, the Corporation's bank subsidiaries have made loans to the Corporation's directors and executive officers, to members of their families, and to entities related to such persons. Those loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features.

     The following table provides information on loans from the Corporation to its directors and executive officers that had balances exceeding $60,000 at any time during 2000. Each such loan is secured by a real property mortgage.

                                              Aggregate
                                 Largest     Indebtedness    Interest
                                Aggregate    Outstanding       Rate
                               Indebtedness  December 31,       Per
     Name and Title              in 2000         2000          Annum
--------------------------------------------------------------------------
Howard H. Karr*                 $189,686      $187,192     7.125%-8.125%
Executive Vice President
and Chief Financial Officer

Bert T. Kobayashi, Jr.          $710,588      $672,779         5.0%-8.0%
Director

Fujio Matsuda                   $280,290      $273,694        5.0%-8.75%
Director

John K. Tsui                    $429,409      $423,276      7.375%-8.25%
Vice Chairman, Chief Credit
Officer and Director

*Cosigner of mortgage loan to an adult son.

     First Hawaiian Bank leases a parcel of land, on which a branch of the bank is located, from the Estate of S.M. Damon pursuant to a lease commencing July 1, 1967. This lease is for a term of 50 years, requiring the payment of a fixed annual rent of $156,800 annually from July 1, 1997 to June 30, 2002 and $179,200 annually from July 1, 2002 to June 30, 2007. Rents thereafter are to be fixed for the next ten-year period by agreement or, failing agreement, by appraisal. Messrs. Haig, Weyand, Ganley and Dods are directors of the Corporation and trustees of the Estate. Management of the Corporation believes that this transaction is as favorable to the Corporation and First Hawaiian Bank as that which would have been obtainable in transactions with persons or companies not affiliated with the Corporation or First Hawaiian Bank.

     First Hawaiian Bank leases 6,074 square feet of office space to the Estate of S.M. Damon in the downtown Honolulu headquarters building of the bank. The Estate pays rent for the space at the same rate as would be paid by unrelated parties for the same space. The rent is a minimum of $3.12 per square foot per month ($227,410 per annum), plus common area maintenance expenses, until December 7, 2002. Rents thereafter are to be fixed by agreement or, failing agreement, by appraisal. The lease will expire in December 2007.

     Bank of the West leases approximately 48,382 square feet of office space in San Francisco, California under a commercial office lease (the "Master Lease") commencing November 1, 1993 and expiring October 31, 2003. Bank of the West has subleased approximately 22,485 square feet of this space to BNP Paribas, or approximately 46.5% of the leased premises (the "Subtenant's Percentage Share"). The sublease term is the same as the Master Lease, and BNP Paribas pays pro-rata rent and certain expenses directly to the landlord under the Master Lease. BNP Paribas' share of rent and expenses is based primarily on the Subtenant's Percentage Share. The subleased premises were leased "as is," and BNP Paribas must look solely to the landlord under the Master Lease for all services and benefits provided by the Master Lease landlord applicable to the subleased space. Bank of the West indemnifies BNP Paribas against losses incurred by BNP Paribas as a result of any breach by Bank of the West of its obligations as tenant under the Master Lease, except those assumed by BNP Paribas.

     Bank of the West and First Hawaiian Bank participate in various transactions with BNP and its affiliates. These transactions are subject to review by the Federal Deposit Insurance Corporation (the "FDIC") and other regulatory authorities and are required to be on terms at least as favorable to each bank as those prevailing at the time for similar non-affiliate transactions.

   During 1999, Bank of the West issued to BNP a $50,000,000, 7.35% Subordinated Capital Note due June 24, 2009. The maximum principal amount of that note outstanding in 2000, and the outstanding principal balance at December 31, 2000, was $50,000,000.

   Bank of the West holds deposits and purchases federal funds from BNP Paribas. The deposits generally are for terms up to six months. Federal funds purchases are generally for one to four days. The maximum daily amount owed by Bank of the West to BNP Paribas in 2000 in connection with such deposits and federal funds purchases was $517,500,000, and the balance outstanding on December 31, 2000 was $517,000,000.

   Mr. Kobayashi is a director of the Corporation and First Hawaiian Bank, and his law corporation is a partner in the law firm of Kobayashi, Sugita & Goda. In 2000, the Corporation and its subsidiaries paid legal fees to Kobayashi, Sugita & Goda in the amount of $1,386,288. Of this amount, $420,466 is reimbursable by bank customers. Kobayashi, Sugita & Goda leases from First Hawaiian Bank 26,788 square feet of office space in the headquarters building. Rent paid in 2000 was $989,715 plus operating expenses and will increase periodically through the lease's final year, 2006.

   Mr. Peck is a director of the Corporation and Bank of the West and a Senior Partner of Pillsbury Winthrop LLP, which provides legal services to the Corporation and its subsidiaries.

                     PROPOSAL TO INCREASE AUTHORIZED STOCK

   The Board of Directors believes it is in BancWest's best interests to increase the number of shares of Common Stock and Class A Common Stock that the Corporation is authorized to issue. Accordingly, the Board of Directors proposes that the Certificate of Incorporation be amended to double the authorized amount of Common Stock (from 200,000,000 to 400,000,000 shares) and double the authorized amount of Class A Common Stock (from 75,000,000 to 150,000,000 shares). This proposal would not change the amount of the Preferred Stock currently authorized.

   As of January 31, 2001, there were 128,955,050 shares of authorized and unissued Common Stock, and 18,925,126 shares of authorized and unissued Class A Common Stock. There were 2,484,001 shares of Common Stock and no shares of Class A Common Stock held in treasury. Because the Class A Common Stock is convertible into Common Stock under certain circumstances, the Corporation's Certificate of Incorporation requires that it reserve from authorized but unissued shares or treasury shares a number of shares of Common Stock equal to the number of outstanding shares of Class A Common Stock. Additional shares are reserved for employee options. At January 31, 2001, there were approximately 70,686,000 shares of authorized but unissued and unreserved Common Stock available for future issuance.

   The existing levels of authorized stock were established in the November 1998 merger that created BancWest. In December 1999, BancWest completed a 2-for-1 stock split. Doubling the authorized shares of Common Stock and Class A Common Stock will restore the ratio of outstanding to authorized shares to approximately the ratio that existed before the 1999 split, thereby maintaining the same relative degree of flexibility to meet the Corporation's future stock needs.

   Although it has no present plans to implement further stock splits, the Board believes that increasing the authorized shares will provide the Corporation with additional flexibility to accomplish future stock splits, without having to incur the expense of a special stockholder meeting or wait until the next annual meeting. Stock splits can be used to maintain the market price of the Common Stock in a range that may be more attractive to investors, particularly individuals, and may result in a broader market for the Common Stock. At present, the levels of authorized Common Stock and Class A Common Stock are insufficient to accomplish a 2-for-1 stock split, and the amount of authorized but unissued Class A Common Stock is insufficient for a 3-for-2 stock split.

   The Board also believes that increasing the number of authorized shares is desirable to maintain the Corporation's flexibility in negotiating acquisitions. BancWest utilized Common Stock to accomplish a tax-free merger of SierraWest Bancorp in 1999, and in the future may acquire additional companies or assets using stock as consideration. The Board believes that increasing the number of authorized shares will also help maintain the Corporation's flexibility in completing other corporate actions, such as accomplishing equity offerings to raise capital.

   In general, if the Board decides to issue any of the additional shares that will be authorized by this proposal, no further stockholder action will be required to complete that issuance, unless that approval is required by applicable law, regulatory authorities, policies of the New York Stock Exchange or any other stock exchange on which BancWest shares are then listed or specific provisions of the Certificate of Incorporation. For example, the Certificate of Incorporation requires the approval of either two-thirds of the authorized directors of the Corporation, or the affirmative consent or vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock voting together, in order to issue any voting securities to any person that will represent voting power in excess of 20% of the aggregate voting power of all voting securities outstanding as of the date of such issuance, or 35% of the aggregate voting power of the average number of voting securities outstanding over the previous 12 months. In addition, the Certificate of Incorporation precludes the Board of Directors from issuing any Class A Common Stock except in accordance with terms of the Certificate of Incorporation or the Standstill and Governance Agreement between the Corporation and BNP. Holders of the Corporation's shares do not have preemptive rights.

   The Corporation does not, as of the date of this proxy statement, have any current plans, agreements or understandings involving stock issuances. The Board has not proposed the increase in the authorized number of shares with the intention of using additional shares for anti-takeover purposes, although the Board could, subject to its fiduciary duties to stockholders, theoretically use additional shares in ways that have the effect of discouraging or impeding an attempt to acquire control of the Corporation.

   To accomplish the proposed increase, the Board of Directors has recommended that stockholders amend the first sentence of Article Fourth of the Certificate of Incorporation so that it reads as follows:

          Fourth.  The total number of shares of stock which the corporation
          ------
       shall have authority to issue is Six Hundred Million (600,000,000) shares having a par value of One Dollar ($1.00) per share, divided into three classes: Four Hundred Million (400,000,000) shares designated as Common Stock (the "Common Stock"); One Hundred Fifty Million (150,000,000) shares designated as Class A Common Stock (the "Class A Common Stock"); and Fifty Million (50,000,000) shares designated as Preferred Stock (the "Preferred Stock").

   The Board has unanimously adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the annual meeting. If approved by the stockholders, the amendment will become effective on filing of an appropriate certificate with the Secretary of State of the State of Delaware.

   This proposal requires the approval of holders of Common Stock and Class A Common Stock representing:
       . a majority of all outstanding shares voting together as a single class, and
       . a majority of the outstanding shares of the Common Stock and of the Class A Common Stock, each voting as a separate class.

   The Board of Directors recommends a vote FOR approval of the increase in authorized stock.

    PROPOSAL TO INCREASE SHARES AVAILABLE FOR THE 1998 STOCK INCENTIVE PLAN

   The Board of Directors has adopted an amendment to the 1998 Stock Incentive Plan (the "1998 SIP") to replenish the pool of Common Stock available for grants under that plan. If approved by stockholders, that amendment will increase the total number of shares that may be granted under the 1998 SIP from 4,000,000 to 8,000,000 shares.

   The 1998 SIP is an omnibus stock plan intended to support the achievement of BancWest's business objectives by linking key employees' interests to stockholder interests through equity-based awards. When approved by stockholders at the 1998 annual meeting, the 1998 SIP authorized issuance of 2,000,000 shares. That amount was increased to 4,000,000 shares in December 1999 due to a 2-for-1 stock split and the adjustment provisions in Section 3.3 of the plan. Plan awards (adjusted for the stock split) totaled 1,330,761 shares in 2000, 929,804 shares in 1999 and 1,608,390 shares in 1998. As of January 31, 2001, there were 162,628 shares available for grants under the 1998 SIP (in addition to 173,006 shares available under the 1991 SIP).

   The Board of Directors continues to believe that BancWest's interests are furthered by using equity-based awards as an integral part of its compensation programs. Accordingly, the Board recommends that stockholders approve the proposed increase, which will be effectuated by amending Section 3.1(a) of the 1998 SIP to read:
          (a) Subject to adjustment as provided in Section 3.3, the total number of Shares available for grant under the Plan shall not exceed 8,000,000, which Shares shall be reacquired or treasury shares.

Summary of the 1998 SIP

   Set forth below is a summary of the material features of the 1998 SIP. Stockholders should refer to the full text of the 1998 SIP for its complete terms and conditions. A copy of the 1998 SIP can be obtained by writing the Corporate Secretary, BancWest Corporation, P.O. Box 3200, Honolulu, Hawaii 96847 (E-mail: csdbarbv@fhwn.com).

Purpose

   The purpose of the 1998 SIP is to promote the success and enhance the value of the Corporation by linking the personal interests of eligible employees to those of stockholders, and by providing eligible employees with an incentive for outstanding performance. The 1998 SIP is intended to provide flexibility to the Corporation and enhance its ability to motivate, attract and retain the services of employees upon whose judgment, interest and special effort its successful operation is largely dependent.

Plan Administration

   The 1998 SIP must be administered by a Committee composed of at least two members of the Board of Directors. The Board expects the Committee to be composed entirely of outside directors as described under Section 162(m) of the Internal Revenue Code. The Executive Compensation Committee currently serves as the Committee.

Eligibility

   To be eligible to participate in the 1998 SIP, an individual must be an officer or employee of the Corporation or a subsidiary who, by the nature and scope of his or her position, influences the success of the Corporation. Non-employee directors are not eligible to participate in the 1998 SIP. The Committee selects the officers and employees who receive awards, the form of those awards, the number of shares or dollar targets of the awards, and all terms and conditions of the awards. In 2000, 382 officers and employees received awards.

Award Forms

   The 1998 SIP authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, incentive stock options, nonqualified stock options, reload stock options, restricted stock, limited stock appreciation rights and performance shares. An award may consist of one such security or benefit or two or more of them in connection with each other ("in tandem") or in the alternative. The terms of each award are established by the Committee and set forth in the agreement evidencing the award.

Maximum Stock Award Levels

   If this proposal is approved, the maximum number of shares of Common Stock available for award will be 8,000,000 shares, all of which must be treasury or reacquired shares. If awards are forfeited, terminate or lapse, the shares subject to that award are available for further grants under the 1998 SIP. No individual may receive awards during any calendar year, in any form allowed under the 1998 SIP, which in the aggregate exceed 400,000 shares of Common Stock.

Stock Options

   Stock options may either be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). The Committee establishes the duration of each option at the time it is granted. The maximum term for an ISO is ten years, and no ISO may be granted under the plan after January 21, 2008. The exercise price of stock options may not be less than the Common Stock's fair market value (that is, the average of the high and low sales prices for the Common Stock) on the date of grant. (On January 31, 2001 that average was $26.92 per share.) The Committee may establish vesting or performance requirements, which must be met prior to the exercise of options. Options may be granted in tandem with stock appreciation rights ("SARs") or other types of awards. The 1998 SIP provides that ISOs are nontransferable other than by the laws of descent and distribution. The Committee may, in its discretion, allow for the transferability of NSOs.

Restricted Stock

   The Committee may also grant shares of restricted stock. These grants are subject to the continued employment of the recipient and may also be subject to performance criteria at the discretion of the Committee. If the recipient's employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse and the shares will return to the Corporation. The Committee may provide for a prorated attainment of the performance criteria or a prorated attainment of time-based restrictions. During the restriction period, the recipient is entitled to vote the shares and receive dividends. Restricted stock certificates are held in escrow and may bear a legend giving notice of the restrictions relating to the grant.

Performance Standards and Section 162(m)

   Performance criteria for restricted stock or performance shares may relate to the total Corporation, a subsidiary or any business unit and/or individual performance. Performance targets may be set at a specific level or may be expressed relative to measures at comparison companies or a defined index. The Committee will establish specific targets for recipients. In general, Section 162(m) of the Internal Revenue Code prevents deductibility of compensation in excess of $1,000,000 paid in any taxable year to an individual who on the last day of that year is the Corporation's Chief Executive Officer or is among its four other most highly compensated executive officers, except that a deduction may be taken for compensation that qualifies as "performance-based compensation" under Section 162(m). Options granted at fair market value ordinarily satisfy the "performance-based" requirements of Section 162(m), if shareholder disclosure and approval requirements are met. If restricted stock or performance share awards are intended to satisfy Section 162(m) deductibility requirements, payments under such awards must be conditioned on attainment of pre-established objective performance measures that have been established and certified by a committee of outside directors and approved by stockholders. The performance criteria that have been approved for such purposes include: earnings, revenue, operating or net cash flows, financial return ratios, total stockholder return, and/or market share.

Reload Options

   The Committee may grant concurrently with the award of any option (the "underlying option") a reload option that permits the optionee to purchase a number of shares of Common Stock equal to the number of shares of Common Stock delivered by the optionee to exercise the underlying option. Although the underlying option may be an ISO, a reload option will be an NSO. The reload option will have the same expiration date as the underlying option and an exercise price equal to the fair market value of the shares on the date of the exercise of the underlying option.

   A reload option permits an optionee to retain the potential appreciation in the number of already-owned shares that are used to exercise the underlying option. Retention of such potential appreciation is accomplished by the grant of the reload option in the number of shares used to pay the exercise of the underlying option.

Stock Appreciation Rights

   Stock appreciation rights ("SARs") may be granted in tandem with the grant of an option. A SAR is exercisable only if the underlying option is exercisable. Upon the exercise of a SAR, the recipient is entitled to receive cash from the Corporation in an amount equal to the excess of the fair market value of the shares covered by the option over the exercise price of such shares. Upon exercise of a SAR, the tandem option automatically terminates. Conversely, upon the exercise of an option, the tandem SAR automatically terminates.

Change in Control Provisions

   If a change in control occurs, unless otherwise prohibited by the 1998 SIP, participants' outstanding awards will become immediately vested and exercisable, any period of restriction or other restrictions on restricted stock will lapse, and within ten business days after the change in control stock certificates representing shares of restricted stock will be delivered to participants without restrictions or legends. Also, the Committee may modify awards as it deems appropriate prior to the effective date of the change in control. The "change in control" definition in the 1998 SIP includes (among other things) stockholder approval of BancWest's merger, consolidation or reorganization with another entity (unless the transaction would result in the voting stock of the Corporation outstanding immediately before the transaction continuing to represent at least 80% of the combined voting power of the stock outstanding immediately after that event, unless the Board determines by majority vote that no change in control will occur due to the merger, consolidation or reorganization). The change in control definition also includes (among other things) stockholder approval of a plan of complete liquidation of the Corporation, stockholder approval of an agreement for the sale or disposition of substantially all of the Corporation's assets, a change during any period of two consecutive calendar years of the Corporation's directors such that the individuals who at the beginning of that period constituted the Board (including any new directors whose election by stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the Board, or a Board determination by majority vote that an event has or is about to occur that in fairness to a participant is tantamount to a change in control.

Payment

   An award may permit the recipient to pay all or part of the purchase price for the shares or other property issuable pursuant to the award, and/or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by delivering previously owned shares of Common Stock or (for options) through cashless exercise procedures. Article VII of the plan also gives the Committee discretion to permit payment by reducing the amount of shares or other property otherwise issuable pursuant to the award, or delivering a promissory note, the terms and conditions of which will be determined by the Committee. An option award under Article VII may also permit "pyramiding", in which the recipient would be able to exercise the option in successive transactions and, by using shares acquired from each such transaction to pay the purchase price of shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original shares delivered.

Adjustments

   Section 3.3 of the plan provides that the number, class and price of shares subject to outstanding awards are subject to appropriate adjustment in the event of certain changes in the Common Stock (including stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like) in such manner as the Committee determines is appropriate to prevent dilution or enlargement of rights.

Amendment or Termination

   The Board may amend or terminate the 1998 SIP in its discretion. However, any amendment that (i) increases the total number of shares of Common Stock that may be issued under the 1998 SIP, (ii) materially increases the cost of the 1998 SIP or the benefits to participants, or (iii) changes plan provisions regarding the exercise price will be subject to stockholder approval if such approval is required by the Internal Revenue Code; Section 16 of the Securities Exchange Act of 1934; any national securities exchange or system on which the Common Stock is then listed, traded, or reported; or any regulatory body having jurisdiction with respect thereto.

Federal Income Tax Consequences

   The following is a brief description of the federal income tax treatment that generally applies to awards issued under the 1998 SIP, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an award will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, restricted stock, a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient's situation and tax consequences of any particular award will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and other tax advice. In general, the ability of the Corporation to take any deduction described below with respect to certain employees may be limited by Section 162(m), as described above.

Stock Option Awards

   Granting an ISO or NSO does not result in immediate taxable income to the optionee.

   The exercise of an NSO will result in ordinary income to the optionee in the amount by which the fair market value of the shares acquired exceeds the exercise price. Income tax withholding may be met either through cash payment at the time of exercise or through share withholding. The Corporation will receive a tax deduction in an amount that corresponds to the optionee's ordinary income.

   The exercise of an ISO will not result in taxable income to the optionee if the optionee does not dispose of the stock within two years of the date the option was granted and one year after the option is exercised. (However, the excess of the fair market value of the shares upon exercise over the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the exercise and disposition requirements are met, any gain realized by the optionee when such shares are sold will be taxed as capital gain. The Corporation will not receive a tax deduction for the resulting gain. If these holding periods are not met, the option will be treated generally as an NSO for tax purposes.

Restricted Stock Awards

   The granting of an award of restricted stock does not result in taxable income to the recipient unless the recipient elects to report the award as taxable income under Section 83(b) of the Code. Absent such election, the value of the award is considered taxable income once it is vested. Dividends are paid concurrent with, and in an amount equal to, ordinary dividends and are taxable as paid. If a Section 83(b) election is made, the recipient recognizes ordinary income in the amount of the total value on the date of grant and the Corporation receives a corresponding tax deduction. Any gain or loss subsequently experienced will be a capital gain or loss to the recipient and the Corporation does not receive an additional tax deduction.

Performance Awards

   The granting of a performance award does not result in taxable income to the recipient. When the award is paid or distributed, the full value paid or distributed will be considered as ordinary income to the recipient. The Corporation will receive a corresponding tax deduction.

Reload Options

   The receipt of a reload option by the holder of an ISO or NSO should not (i) affect the tax treatment of the exercise of such ISO or NSO or (ii) result in the recognition of income. A reload option will constitute an NSO for federal income tax purposes and will be taxed as such in the manner described above.

Stock Appreciation Rights

   The granting of a SAR does not result in taxable income to the recipient. When the SAR is exercised, the gain will be considered as ordinary income to the recipient. The Corporation will receive a corresponding tax deduction.

Other Forms of Awards

   Awards may be granted under the 1998 SIP that do not fall clearly into the categories described above. The federal income tax treatment of such awards will depend upon the specific terms of such awards. Generally, the Corporation will obtain an income tax deduction equal to the ordinary income recognized by the recipient of the award and will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient.

Future Awards

   The Corporation cannot presently determine the amount and nature of awards that will be issued from the additional stock made available for grants if this proposal is approved.

Recommendation

   The Board of Directors recommends a vote FOR approval of the proposal to increase the number of shares available for grants under the 1998 SIP.

   PROPOSAL TO APPROVE CERTAIN MATERIAL TERMS OF THE LONG-TERM INCENTIVE PLAN

   The Corporation maintains the Long-Term Incentive Plan (the "LTIP") to provide incentive compensation to a limited group of key executives if the Corporation meets specified performance levels over multi-year performance cycles. The Board of Directors proposes that stockholders approve certain "material terms" of the LTIP designated by Section 162(m) of the Internal Revenue Code and related regulations ("Section 162(m)"), so that certain awards made under the LTIP will be deductible by the Corporation.

   Section 162(m) generally precludes deduction of compensation in excess of $1 million paid in any year to an individual who on the last day of the taxable year is the Corporation's Chief Executive Officer or is among its four other most highly compensated executive officers, determined in accordance with proxy disclosure rules. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is deductible. On March 16, 2000, the Board of Directors amended the LTIP so that plan awards may qualify as performance-based compensation. The material terms of LTIP awards must also be approved by stockholders to satisfy Section 162(m) deductibility requirements. Set forth below is a summary of the LTIP, as amended, as well as a description of those matters that are treated as material terms by Section 162(m) and as to which stockholder approval is sought.

Summary of the LTIP

   The following brief description of the principal features of the LTIP, as amended, applies to awards granted under the plan for performance periods commencing on or after January 1, 2000.

Administration and Eligibility

   The LTIP is administered by the Executive Compensation Committee (the "Committee"). In accordance with Section 162(m), the Committee is comprised solely of outside directors. Key employees of the Corporation and its subsidiaries are eligible to participate in the plan. "Key employees" are officers and other employees who regularly and directly make or influence policy decisions that impact the overall long-term results or success of the Corporation. The Committee determines whether an individual is a key employee and also selects those key employees who will be given awards under the LTIP.

Performance Periods

   Performance periods are established by the Committee and must exceed six months in length.

Grant of Awards

   For each performance period, the Committee determines in its discretion a target award for each participant. That award is expressed as a percentage of the participant's average annual base salary during the performance period. Average annual base salary is computed by averaging annualized base salary in effect on the last calendar day of each year of the performance period following determination of the participant's target award.

Performance Goals

   For each performance period, the Committee establishes in writing one or more objective performance goals that will modify the target awards to determine the amounts that become payable to participants. The performance goals must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to each participant upon attainment of the specified goals. The formula or standard must also specify the individual employees or the class of employees to which it applies. The Committee does not have any discretion under the objective formula or standard to increase the amount of compensation that would otherwise be due upon attainment of any performance goal. However, the Committee does have discretion prior to payment of any award to reduce the amount of the award derived from the formula or standard. In the case of awards intended to satisfy the deductibility requirements of Section 162(m), the performance goals must be established within the first 90 days of the performance period (or any shorter period required by applicable regulations).

   The Committee may establish different performance goals for each performance period. Those goals are described below under "Approval of Certain Material Terms".

Payments

   After the applicable performance period has ended, the Committee determines the extent to which the performance goals were met. If the performance goals are not attained, no award payments are made. If the minimum performance goals are met or exceeded, the Committee certifies that the performance goals and any other material terms were satisfied, and determines the amount of award payments. The Corporation pays earned awards in a cash lump sum as soon as possible after the Committee determines their amount. The maximum payout to any participant with respect to an award for any performance period is $3,000,000.

Termination of Employment During Performance Period

   If a participant terminates employment during a performance period due to death, disability, or retirement (as defined in the Employees' Retirement Plan of BancWest Corporation), the participant (or his/her designated beneficiary in the case of death) will receive a prorated payout of the participant's award, if any, for the performance period. The Committee will, in its sole discretion, determine the amount, if any, to be so paid. If a participant terminates employment during a performance period for any other reason, he/she will normally forfeit his/her right to any award. However, the Committee may, in its sole discretion, determine to vest all or a portion of the participant's award.

Change in Control

   Upon a change in control of the Corporation, the maximum target value attainable for all awards that have been outstanding six or more months will automatically be deemed fully earned. The LTIP change-in-control definition corresponds to that in the 1998 Stock Incentive Plan, discussed above.

Nontransferability

   LTIP awards may not be assigned or alienated in any manner.

Right to Amend

   The Corporation may amend or terminate the LTIP, in whole or in part, at any time. Such amendment or termination may not adversely affect any award previously granted under the plan without the written consent of the participant holding such award.

   The foregoing summary of the terms and features of the LTIP is qualified by reference to the LTIP itself, including amendments. A copy of the LTIP, as amended, may be obtained by written request to the Corporate Secretary's office at the address shown on page 23.

Approval of Certain Material Terms

   Section 162(m) requires, as a condition to deductibility of performance-based compensation exceeding $1,000,000 to certain executives, that the material terms of the performance goals be disclosed to and approved by stockholders before the compensation is paid. Those material terms include the employees eligible, the business criteria on which the performance goals are based, and the maximum amount of compensation that could be paid to any employee if the goal is attained. Accordingly, the Corporation is seeking stockholder approval of the following material terms for awards granted for LTIP performance periods commencing on and after January 1, 2000:

     .    Employees Eligible:
          The class of employees eligible to participate in the LTIP are those key employees of the Corporation or its subsidiaries selected by the Committee.

     .    Business Criteria:

      LTIP performance goals may be based on one or more of the following: net income, net income before taxes, operating earnings, cash earnings, operating cash earnings, financial return ratios (including return on average total assets, return on tangible total assets, return on average stockholders' equity, return on average tangible stockholders' equity, average stockholders' equity to average total assets, risk-adjusted return on capital, economic value added, efficiency ratio, expense ratio, revenue growth, noninterest income to total revenue ratio, and net interest margin), total stockholder return, earnings per share, cash earnings per share, diluted earnings per share, diluted cash earnings per share, and stock price.

      The performance goals may be measured (i) solely on a corporate, subsidiary, or business unit basis or a combination thereof and/or (ii) on actual or targeted growth factors. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance goals. The formula for any award may include or exclude items that measure specific objectives, such as the cumulative effect of changes in generally accepted accounting principles, losses resulting from discontinued operations, securities gains and losses, restructuring, merger-related and other nonrecurring costs, amortization of goodwill and intangible assets, extraordinary gains or losses, and any unusual, nonrecurring gain or loss that is separately quantified in the Corporation's financial statements. In addition, any performance measure expressed on a per-share basis will, in case of a recapitalization, stock dividend, stock split or reverse stock split affecting the number of outstanding shares, be mathematically adjusted so that the change in outstanding shares does not cause a substantive change in the relevant goal.

   .  Maximum Payout:

      The maximum payout to any LTIP participant with respect to an award for any performance period is $3,000,000.

LTIP Awards in Last Fiscal Year

   The Committee used the criteria described above to set target awards and other parameters for the 2000-2002 performance period. In March 2000, the Committee approved participation of 112 employees for that LTIP cycle, and established target awards that ranged from 10% to 50% of participants' average annual base salary for the performance period. The Committee also determined that no payouts will be made unless the Corporation achieves a minimum threshold of diluted earnings per share of $2.03 for the year ended December 31, 2002.
If that threshold is met, awards for the 2000-2002 performance period will be based on two measures of corporate performance. Those measures are relative average total stockholder return versus the S&P Mid-Cap Bank Index ("TSR"), and the annual compounded growth rate in diluted earnings per share ("ACGR"). Total stockholder return is stock price appreciation plus reinvestment of dividends divided by the beginning stock price, and diluted earnings per share is determined exclusive of restructuring and extraordinary nonrecurring items and accounting changes, if any.

   After the performance period is complete, if threshold requirements have been met target awards will be multiplied by a corporate performance factor of 0% to 200%. The corporate performance factor will be established by applying the Corporation's TSR and ACGR to a matrix that shows an array of percentages. One axis of that matrix consists of TSR values ranging from the 40th percentile to the 80th percentile, and the other axis consists of ACGR values of 8% to 12%.
No awards will be paid if the TSR is less than the 40th percentile or if the ACGR is less than 8%. The maximum corporate performance factor of 200% will apply if the TSR is at or above the 80th percentile and the ACGR equals or exceeds 12%. A 100% corporate performance factor will apply if (among other possible combinations) the TSR is at the 60th percentile and the ACGR is 10%.

   The award methodology for 2000-2002 is similar to that used for prior performance periods, but eliminates an individual performance multiplier that formerly ranged from 0% to 140%. That change was made because awards cannot qualify as performance-based compensation under Section 162(m) unless they preclude discretion to increase the amount of compensation payable upon achievement of objective performance goals. To maintain approximately equivalent award opportunities after elimination of the individual performance multiplier, the maximum corporate performance factor was increased from 140% to 200%. Although the Committee retains discretion to reduce awards that result from application of the LTIP's objective criteria, it generally does not expect to do so.

   The following table reflects estimated LTIP payouts for the 2000-2002 performance period at threshold, target and maximum award levels to the named executive officers, to all current executive officers as a group and to all employees who are not executive officers. If this proposal is not approved by stockholders, no payouts of the 2000-2001 LTIP awards described above will be made to persons whose compensation is subject to Section 162(m) limitations in the year of payment.


                                       Number of         Performance or                Estimated Future Payouts
                                        Shares,       Other Period until         under Non-Stock Price-Based Plans(2)
                                        Units or         Maturation          ---------------------------------------------
               Name                   Other Rights       or Payout(1)        Threshold         Target          Maximum
--------------------------------------------------------------------------------------------------------------------------
     Dods.........................        None           12/31/2002             None          $  486,774      $  973,548
     McGrath......................        None           12/31/2002             None          $  311,676      $  623,353
     Tsui.........................        None           12/31/2002             None          $  223,494      $  446,989
     Karr.........................        None           12/31/2002             None          $   97,369      $  194,738
     Horner.......................        None           12/31/2002             None          $   88,839      $  177,678
     Executive Group..............        None           12/31/2002             None          $1,439,434      $2,878,869
     Non-Executive Officer
      Employee Group..............        None           12/31/2002             None          $1,714,471      $3,428,942

Note (1)  Performance period begins on January 1, 2000.
Note (2) Target and Maximum payout estimates correspond to corporate performance factors of 100% and 200%, and are computed using salary paid during 2000.

Recommendation

   The Board of Directors recommends a vote FOR approval of the proposal to approve certain material terms of the LTIP.

                              ELECTION OF AUDITOR

   The Board of Directors, on recommendation of the Audit Committee, recommends the election of PricewaterhouseCoopers ("PWC") as auditor of the Corporation to serve for the ensuing year. PWC has served the Corporation in the capacity of independent auditor since 1973. For information concerning fees billed by PWC for 2000, see "Report of the Audit Committee." The Board of Directors expects representatives of PWC to be present at the Annual Meeting and be available to respond to appropriate questions. Such representatives may make a statement if they choose.

   If the proposal to elect PWC is not approved by the stockholders, or if prior to the 2002 annual meeting PWC declines to act or otherwise becomes incapable of acting, or if its employment is discontinued by the Board of Directors, then the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2002 annual meeting will be subject to ratification by the stockholders at that meeting.

   The Board of Directors recommends a vote FOR the election of PWC as auditor.

                                 OTHER BUSINESS

   Management does not know of any business to be presented at the Annual Meeting other than the matters set forth above. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Stockholder proposals intended to be presented at and included in the proxy statement for the 2002 annual meeting of the Corporation's stockholders must be received by the Corporation no later than November 1, 2001. If the date of the 2002 annual meeting is more than 30 days before or after April 19, 2002, however, the new deadline will be described in one of the Corporation's quarterly reports on Form 10-Q. Under the Corporation's bylaws, a stockholder proposal not intended to be included in the proxy material for the 2002 annual meeting must be received by the Corporation no later than February 8, 2002. Any such proposal must also comply with the other provisions contained in the Corporation's bylaws relating to stockholder proposals.

                                  BY ORDER OF THE BOARD OF DIRECTORS
                                    BANCWEST CORPORATION

                                     William E. Atwater
                                     Senior Vice President, General
                                       Counsel and Secretary

Dated: March ___, 2001

   The Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 has been mailed to stockholders with this proxy statement. Additional copies of the Form 10-K (other than certain exhibits) will be provided to stockholders upon written request without charge, and may be obtained by writing Howard H. Karr, Executive Vice President and Chief Financial Officer, BancWest Corporation, P.O. Box 3200, Honolulu, Hawaii 96847 (E-mail: howard.karr@fhwn.com).

                                                                         ANNEX A
                                                                         -------


                              BANCWEST CORPORATION
                            AUDIT COMMITTEE CHARTER


I.   PURPOSE

     The Audit Committee shall, in the manner set forth in this Charter, assist the Corporation's Board of Directors in fulfilling its financial oversight responsibilities.

     While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the responsibility of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     In carrying out its responsibilities, the Audit Committee's policies and procedures shall remain flexible in order to best react to changing conditions and environments.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors. Audit Committee members shall have no relationship with the Corporation that, in the business judgment of the Board of Directors, may interfere with the exercise of their independence from management and the Corporation. The members of the Audit Committee shall also satisfy other applicable independence requirements under the rules of the New York Stock Exchange. Each member of the Audit Committee shall be financially literate (as the Board of Directors interprets such requirement in its business judgment), or shall become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management experience, as the Board of Directors interprets such requirement in its business judgment.

     The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall serve until their resignation or removal or until their successors have been duly elected. Audit Committee members shall serve at the pleasure of the Board of Directors.

III. MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. To the extent deemed appropriate by the Audit Committee, it shall periodically meet separately with management, the internal auditors and/or the independent auditors to discuss any matters that the Audit Committee or any of these groups believes should be discussed privately.

IV.  RESPONSIBILITIES AND AUTHORITY

     The Audit Committee shall:

     A.  Review Procedures
         -----------------

       1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval once every three years or more frequently as circumstances dictate. Include the Charter as an appendix to the Corporation's proxy statement at least once every three years.

       2. Review with financial management and the independent auditors the Corporation's quarterly and annual financial statements included in its Reports on Forms 10-Q and 10-K, respectively, prior to their filing.

       3. Review significant findings prepared by the independent auditors, together with management's responses.

       4. Discuss with the independent auditors any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61 ("SAS 61"), "Communications with Audit Committees."

   B.  Independent Auditors
       --------------------

       5. Review the independence and performance of the independent auditors and annually recommend to the Board of Directors for stockholders' approval the appointment of the independent auditors and, when circumstances warrant, recommend that the Board of Directors replace the independent auditors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate replace the independent auditors.
           The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors for such auditor's review of the financial statements and controls of the Corporation.

       6. Obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1").

       7. Review and discuss, on an annual basis, with the independent auditors all significant relationships that they have with the Corporation that could impair their objectivity and independence as independent auditors. Engage in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board of Directors take appropriate action in response to the independent auditors' report of such relationships to satisfy itself of the independent auditors' independence.

       8. Review the independent auditors' audit plan - discuss scope, staffing, locations, and reliance upon management and internal audit personnel.

       9.  Approve the fees to be paid to the independent auditors.

   C.  Internal Auditors
       -----------------

       10. Review the internal audit function of the Corporation including the proposed annual audit plan and schedule.

       11. Review significant reports prepared by the internal auditors together with management's responses and follow-up to these reports.

       12. Review the appointment, replacement and performance of the senior internal auditing executives.

   D.      Financial Reporting Process
           ---------------------------

       13. Review the integrity of the Corporation's financial controls and reporting processes, both internal and external, by consulting with management, the independent auditors and internal auditors.

       14. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

       15. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

       16. Review any significant disagreement among management and the independent auditors or the internal auditors in connection with the preparation of the financial statements.

   E.  General
       -------

       17. Review with the Corporation's general counsel any legal matters that, in the Audit Committee's business judgment, could have a significant impact on the Corporation's financial statements.

       18. To the extent deemed appropriate by the Audit Committee in the exercise of its business judgment, investigate any matter brought to the Audit Committee's attention within the scope of its responsibilities, with the power to retain outside independent counsel for this purpose.

       19. Prepare an annual report to stockholders as required by the Securities and Exchange Commission and include such report in the Corporation's annual proxy statement. The report should delineate that the Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61;
           (3) received from the independent auditors the written disclosures and the letter required by ISB No. 1, and discussed the independence of the independent auditors with them; and (4) based on such review and discussions, recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K.

       20. Maintain minutes or other records of meetings and activities of the Audit Committee and submit such minutes to the Board of Directors of the Corporation for review.

V. APPROVAL

   As adopted by the BancWest Corporation Board of Directors on March 16, 2000.

                                                   Appendix 1
                                                   (not part of proxy statement)


                             FIRST HAWAIIAN, INC.

                           1998 STOCK INCENTIVE PLAN

                (Amended and Restated as of February 19, 1998)

                             FIRST HAWAIIAN, INC.

                           1998 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS
                               -----------------

Article           Section                                                    Page
-------           -------                                                    ----
                  PROLOGUE                                                   4

ARTICLE I         DEFINITIONS                                                5-8

ARTICLE II        ADMINISTRATION

                  Section 2.1      The Committee                             9
                  Section 2.2      Authority of the Committee                9
                  Section 2.3      Indemnification, Insurance                9

ARTICLE III       SHARES SUBJECT TO PLAN

                  Section 3.1      Number of Shares                          10
                  Section 3.2      Lapsed Awards                             10
                  Section 3.3      Adjustments in Authorized Shares          10

ARTICLE IV        ELIGIBILITY AND PARTICIPATION

                  Section 4.1      Eligibility                               11
                  Section 4.2      Participation                             11

ARTICLE V         OPTIONS

                  Section 5.1      Type of Options                           12
                  Section 5.2      ISO's                                     12
                  Section 5.3      Reload Options                            12
                  Section 5.4      Award Agreement                           12
                  Section 5.5      Exercise Price                            12-13
                  Section 5.6      Duration of Options                       13
                  Section 5.7      Exercise of Options                       13
                  Section 5.8      Payment                                   13
                  Section 5.9      Restrictions on Share Transferability     14
                  Section 5.10     Termination of Employment due to Death
                                            Disability, or Retirement        14-15
                  Section 5.11     Termination of Employment for Other
                                            Reasons                          15

ARTICLE VI        RESTRICTED STOCK

                  Section 6.1      Grant of Restricted Stock                   16
                  Section 6.2      Award Agreement                             16
                  Section 6.3      Transferability                             16
                  Section 6.4      Other Restrictions                          16
                  Section 6.5      Removal of Restrictions                     16
                  Section 6.6      Voting Rights                               17
                  Section 6.7      Dividends and Other Distributions           17
                  Section 6.8      Escrow                                      17
                  Section 6.9      Termination of Employment                   17

ARTICLE VII       OTHER AWARDS

                  Section 7.1      Types of Awards                             18
                  Section 7.2      Terms and Conditions                        18


ARTICLE VIII      TRANSFERABILITY OF AWARDS;
                        BENEFICIARY RIGHTS

                  Section 8.1      Transferability of Awards                   19
                  Section 8.2      Beneficiary Rights                          19

ARTICLE IX        CHANGE IN CONTROL                                            20

ARTICLE X         WITHHOLDING

                  Section 10.1     Tax Withholding                             21
                  Section 10.2     Share Withholding                           21

ARTICLE XI        AMENDMENT AND TERMINATION

                  Section 11.1     Amendment                                   22
                  Section 11.2     Awards Previously Granted                   22
                  Section 11.3     Rule 16b-3                                  22

ARTICLE XII       MISCELLANEOUS

                  Section 12.1     Rights of Participants                      23
                  Section 12.2     Miscellaneous Rules                         23

                             FIRST HAWAIIAN, INC.
                           1998 STOCK INCENTIVE PLAN

                                   PROLOGUE

The purpose of the First Hawaiian, Inc. 1998 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of First Hawaiian, Inc. (the "Company") by linking the personal interests of eligible employees to those of Company stockholders and by providing eligible employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

The Board of Directors of the Company adopted the Plan on February 19, 1998, subject to approval by the Company's stockholders. If the Plan's adoption is not approved by the Company's stockholders prior to February 18, 1999, the Plan shall automatically be and become cancelled and terminated on February 18, 1999. All awards granted pursuant to the Plan prior to such stockholder approval shall not be exercisable until such approval and any such awards shall automatically be and become cancelled and terminated if such approval is not obtained.

                                   ARTICLE I

                                  DEFINITIONS

As used herein the following terms shall have the following meanings unless the context clearly requires otherwise.

"Beneficiary" means the person, persons, or legal entity designated by the Participant to receive his benefits under this Plan in the event of his death. If a Participant fails to make any designation, the person designated shall not survive the Participant, or the legal entity designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the estate of the Participant.

"Board" means the Board of Directors of the Company.

"Cause" means one or more of the following reasons for the termination of employment:

     (a) The willful and continued failure by the Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from the Participant's Disability or incapacity due to mental illness) after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or Subsidiary believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy or take substantial steps to remedy the situation within ten business days of receiving such notice;

     (b) The Participant's conviction for committing a felony (all rights of appeal having been exhausted); or

     (c) The Participant's willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company or a Subsidiary. However, no act or failure to act on the Participant's part shall be considered "willful" unless such act or omission was not in good faith and without reasonable belief that such action or omission was in the best interest of the Company or its Subsidiaries.

The Company or the Subsidiary shall notify the Committee if it believes a Participant's employment has been terminated for Cause. The Committee shall determine whether a Participant's employment has been terminated for Cause for purposes of the Plan. The Committee shall notify the Participant in writing if it has made a preliminary determination that the Participant's employment was terminated for Cause. The Participant (and, if he chooses, his legal representative) shall have an opportunity to be heard by the Committee concerning the Committee's preliminary determination. After taking into consideration the points raised by the Participant, the Committee shall make a final determination as to whether the Participant's employment was terminated for Cause and shall notify the Participant in writing of its final determination. If the Company or the Subsidiary notifies the Committee that it believes that a Participant has been terminated for Cause, the Participant shall not be able to exercise any option, make any other election, or take any action that would not be permitted under the terms of the Plan following termination of employment for Cause unless and until the Committee makes its final decision that the Participant was not terminated for Cause.

"Change in Control" means any of the following:

     (a) Any "person" (within the meaning of Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof) other than those listed in items (i), (ii), or
(iii) of this Section becomes the "beneficial owner" (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's securities then outstanding.

             (i) The Trustees under the Will and of the Estate of Samuel M. Damon, deceased, and any other persons acting together with them.

             (ii) A trustee or other fiduciary holding Shares under an employee benefit plan of the Company or a Subsidiary.

             (iii) A corporation owned directly or indirectly by the stockholders of the Company (in substantially the same proportions as their ownership of Shares) becomes the beneficial owner (within the meaning of said Rule 13d-3), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's securities then outstanding.

     (b) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof.

     (c)  The stockholders of the Company approve:

             (i)    A plan of complete liquidation of the Company;

             (ii) An agreement for the sale or disposition of all or substantially all the Company's assets; or

             (iii) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least 80% of the combined voting power of the stock that is outstanding immediately after such merger, consolidation, or reorganization unless the Board determines by a majority vote prior to such merger, consolidation, or reorganization that no Change in Control will occur as a result of such transaction.

     (d) The Board agrees by a majority vote that an event has or is about to occur that, in fairness to the Participant, is tantamount to a Change in Control.

A Change in Control shall occur on the first day on which any of the preceding conditions has been satisfied.

However, notwithstanding the above, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if he is an equity participant in the purchasing company or group, except for (i) passive ownership of less than 3% of the common stock of the purchasing company or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the continuing Directors who are not employees of the Company or a Subsidiary.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

"Committee" means the Plan's administrative committee appointed pursuant to
Article II.

"Company" means First Hawaiian, Inc.

"Director" means any individual who is a member of the Board.

"Disability" means a disability, as determined by the Social Security Administration, that is not the result of self-inflicted injury or criminal conduct on the part of the Participant, and in the case of a determination with respect to an ISO, meets any additional requirements that may be necessary to qualify as a permanent and total disability under Section 22(e)(3) of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

"Fair Market Value" means the average of the highest and lowest prices of a Share as reported in publications of general circulation for the Autoquote System of the National Association of Securities Dealers, Inc. on the relevant date. If there are no sales on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Share transactions.

"ISO" means an option to purchase Shares that is designated by the Committee as an incentive stock option intended to meet the requirements of Section 422 of the Code.

"Participant" means an employee of the Company or a Subsidiary who has received an award under the Plan.

"Retirement" means the termination of service as an employee of the Company and the Subsidiaries on or after (i) attainment of age 65, (ii) attainment of age 55 and completion of ten years of Vesting Service (as defined in the First Hawaiian, Inc. Profit Sharing Plan), or (iii) attainment of age 62 with the approval of the Committee.

"Shares" means shares of common stock of the Company.

"Subsidiary" means any corporation, partnership, joint venture, or business trust of which 50% or more of the control thereof is owned, directly or indirectly, by the Company, provided that for ISO purposes, "Subsidiary" shall be defined as provided in Section 424(f) of the Code.

                                  ARTICLE II

                                ADMINISTRATION

Section 2.1 The Committee.
-------------------------

The Committee shall be composed of at least two members of the Board as designated from time to time by the Board.

Section 2.2 Authority of the Committee.
--------------------------------------

     (a) The Committee shall select the employees to whom awards shall be granted under the Plan; determine the size, types, terms, and conditions of awards; cancel and reissue awards; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; amend, subject to Article XI, the terms and conditions of any outstanding award to the extent such terms and conditions are within its discretion; and make any determination that may be necessary or advisable for administration of the Plan.

     (b) The Committee may from time to time delegate to any other person or persons any or all of its powers hereunder.

     (c) All determinations and decisions of the Committee shall be final, conclusive, and binding on all persons.

Section 2.3 Indemnification, Insurance.
--------------------------------------

The Company and the Subsidiaries shall indemnify and save harmless and/or insure each member of the Committee against any and all claims, losses, damages, expenses, and liabilities arising from his responsibilities in connection with this Plan, if the member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and the Subsidiaries.

                                  ARTICLE III

                            SHARES SUBJECT TO PLAN

Section 3.1 Number of Shares.
----------------------------

     (a) Subject to adjustment as provided in Section 3.3, the total number of Shares available for grant under the Plan shall not exceed 2,000,000, which Shares shall be reacquired or treasury shares.

     (b) Notwithstanding any other provision of this Plan, no employee shall be granted awards in excess of 200,000 Shares during any calendar year. This limitation is intended to satisfy the requirements of Section 162(m) of the Code so that compensation attributable to awards hereunder qualify as performance-based compensation under Section 162(m) of the Code. The limitation under this Section 3.1(b) shall be subject to adjustment under Section 3.3 hereof, but only to the extent permitted under Section 162(m) of the Code.

Section 3.2 Lapsed Awards.
-------------------------

Subject to the rules under Section 16 of the Exchange Act, if any award granted under this Plan is canceled, is forfeited, terminates, expires, or lapses for any reason, any Shares subject to such award shall be available for the grant of an award under the Plan.

Section 3.3 Adjustments in Authorized Shares.
--------------------------------------------

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number or value of Shares, then the number, class, and price of Shares subject to outstanding awards under the Plan shall be adjusted as the Committee may determine in its sole discretion to be appropriate or equitable to prevent dilution or enlargement of rights. The number of Shares subject to any award shall always be a whole number. Any adjustment of an ISO under this Section 3.3 shall be made in such manner so as not to constitute a "modification" within the meaning of
Section 425(h)(3) of the Code.

                                  ARTICLE IV

                         ELIGIBILITY AND PARTICIPATION

Section 4.1 Eligibility.
-----------------------

To be eligible to participate in the Plan, an individual must be an officer or employee of the Company or a Subsidiary who by the nature and scope of his position influences the long-term results or success of the Company. The Committee in its sole discretion shall determine if an officer or employee is eligible. A Director who is not an employee of the Company or a Subsidiary shall not be eligible to participate in the Plan.

Section 4.2 Participation.
-------------------------

The Committee shall determine from time to time eligible employees to whom awards shall be granted and the nature and amount of each award. No eligible employee shall have any right to be granted an award under this Plan. In addition, nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary.

                                   ARTICLE V

                                    OPTIONS

Section 5.1 Type of Options.

The Committee shall designate at the time of the grant of an option whether it is a nonqualified stock option or ISO and whether such option shall be in whole or in part a reload option.

Section 5.2 ISOs.
----------------

     (a)  No ISO may be granted after January 21, 2008.

     (b) No employee may receive an award of ISOs that are first exercisable during any c alendar year to the extent that the aggregate Fair Market Value of the Shares (determined at the time the ISOs are granted) exceeds $100,000.

     (c) Nothing in this Section 5.2 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum amount that may be granted to a Participant as ISOs under Section 422 of the Code.

Section 5.3 Reload Options.
--------------------------

The Committee may grant reload options subject to such conditions and provisions as the Committee shall determine. Reload options shall not exceed the number of Shares used to pay the exercise price of the underlying options and shall not include any Shares used to satisfy any tax withholding requirements on account of the exercise of the underlying options. The reload option may not be exercised during a period longer than the exercise period of the underlying option that it replaces. The grant of a reload option shall become effective upon the exercise of the underlying option through the use of Shares. The option price for a reload option shall not be less than the Fair Market Value of the Shares on the date the grant of the reload option becomes effective.

Section 5.4 Award Agreement.
---------------------------

Each option grant shall be evidenced by an award agreement that shall specify the exercise price, the duration of the option, the number of Shares to which the option pertains, and such other provisions as the Committee shall determine. The award agreement also shall specify whether the option is intended to be an ISO.

Section 5.5 Exercise Price.
--------------------------

     (a) The exercise price of options shall be determined by the Committee, provided, however, that the exercise price per Share shall not be less than the Fair Market Value of a Share on the date the option is granted.

     (b) An ISO granted to a Participant who at the time of grant owns (taking into account Section 424(d) of the Code) Shares representing more than 10% of the total combined voting power of all classes of stock of the Company (herein a "Ten Percent Stockholder") shall have an exercise price that is at least 110% of the Fair Market Value of the Shares subject to the option.

Section 5.6 Duration of Options.
-------------------------------

  Each option shall expire at such time as the Committee shall determine at the time of grant, provided that no ISO shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the prior sentence, an ISO granted to a Ten Percent Stockholder shall not be exercisable later than the fifth anniversary date of its grant.

Section 5.7 Exercise of Options.
-------------------------------

Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which times, restrictions, and conditions need not be the same for each grant or for each Participant. However, in no event may any option granted under this Plan become exercisable earlier than six months after the date of its grant.

Section 5.8 Payment.
-------------------

     (a) Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company that sets forth the number of Shares with respect to which the option is to be exercised and is accompanied by full payment for the exercise price of the Shares.

The exercise price shall be payable to the Company in full either:

            (i)  in cash or cash equivalent, or

            (ii) if permitted under the award agreement, by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price pursuant to the options being exercised, provided, however, that any Shares so tendered by a Participant must be acceptable to the Committee in its sole discretion.

     (b) The Committee also may allow cashless exercise of options as permitted under any law or regulation applicable to the Company or by any other means that the Committee determines to be consistent with the Plan's purpose. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     (c) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant or permitted assignee, Share certificates in an appropriate amount based upon the number of options exercised.

Section 5.9 Restrictions on Share Transferability.
-------------------------------------------------

  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including without limitation restrictions under applicable Federal securities laws, the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and any blue sky or state securities laws applicable to the Shares. The Committee shall legend the certificates representing the Shares to give appropriate notice of such restrictions.

Section 5.10 Termination of Employment Due to Death, Disability, or Retirement.
------------------------------------------------------------------------------

If the employment of a Participant is terminated by reason of death, Disability, or Retirement, options granted to the Participant under this Plan may be exercised only as follows:

     (a) Death. If the Participant's employment is terminated by reason of death, any outstanding options granted to such Participant that are vested as of the date of his death shall, subject to Section 5.6, remain exercisable at any time prior to their expiration date or for one year after the date his employment terminated, whichever period is shorter. The options may be exercised by the Participant's Beneficiary or by such persons who have acquired the Participant's rights under the options by will or by the laws of descent and distribution or permitted transfer.

     (b) Disability. If the Participant's employment is terminated by reason of Disability, any outstanding options granted to such Participant that are vested as of the date his employment terminates shall remain exercisable at any time prior to their expiration date or for one year after the date that his Disability is determined by the Committee to be total and permanent, whichever period is shorter.

     (c) Retirement. If the Participant's employment is terminated by reason of Retirement, any outstanding options granted to such Participant that are vested as of the effective date of his Retirement shall remain exercisable at any time prior to their expiration date or for three years after his date of Retirement, whichever period is shorter.

     (d) Exercise Limitations on ISOs. Notwithstanding Sections 5.10(a), (b), and (c), the right of a Participant to exercise an ISO shall be subject to the limitations of Section 422 of the Code.

     (e) Vesting at Termination Date. The following options shall be considered vested as of the date the Participant's employment terminates:

            (1) Options that were exercisable as of the date of employment termination shall remain exercisable;

            (2) An additional portion of the options shall become exercisable upon termination of employment. This portion shall be a percentage of the options equal to the product of (A) and (B) where:

                    (A) is the percentage of the options that otherwise would have first become exercisable at the end of the calendar year in which the employment termination occurs; and

                    (B) is a fraction, the numerator of which is the number of full weeks of employment during the calendar year in which employment termination occurs, and the denominator of which is 52; and

            (3) Except as provided in Section 5.10(f), options that are scheduled to vest in a year that begins after the end of the calendar year in which employment termination occurs shall be cancelled.

     (f) Notwithstanding the foregoing provisions of this Section 5.10, the Committee shall have the authority in its sole discretion to accelerate the vesting of options that are outstanding as of the date a Participant's employment terminates.

Section 5.11 Termination of Employment for Other Reasons.
--------------------------------------------------------

     (a) If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 5.10 (other than for Cause), all nonvested options held by the Participant shall vest only if the Committee determines in its sole discretion to vest all or any portion of such options. Thereafter, all vested options shall remain exercisable at any time prior to their expiration date or for three months after the date that the Participant's employment was terminated, whichever period is shorter. If the Committee does not vest such options, the options shall be deemed for all purposes to have remained unvested upon the termination of the Participant's employment.

     (b) If a Participant's employment is terminated for Cause, all of his outstanding options shall immediately be surrendered to the Company and no additional exercise periods shall be allowed, regardless of the otherwise vested status of the options.

                                  ARTICLE VI

                               RESTRICTED STOCK

Section 6.1 Grant of Restricted Stock.
-------------------------------------

  The Committee may grant Shares of restricted stock to eligible employees in such amounts as the Committee shall determine in its sole discretion. Such Shares of restricted stock may be issued for no consideration other than services rendered.

Section 6.2 Award Agreement.
---------------------------

Each restricted stock grant shall be evidenced by an award agreement that specifies the period (or periods) of restriction, the number of Shares of restricted stock granted, and such other provisions as the Committee shall determine.

Section 6.3 Transferability.
---------------------------

Except as provided in this Article VI or Section 8.1, Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction or upon earlier satisfaction of any other conditions as specified by the Committee in its sole discretion and set forth in the award agreement. Subject to approval by the Committee, Shares of restricted stock may be surrendered to satisfy the exercise price of options granted to a Participant prior to the lapse of the period of restriction. However, in no event may any restricted stock vest earlier than six months following the date of its grant. Prior to the lapse of the period of restriction, the rights with respect to a Participant's restricted stock shall be available only to the Participant during his lifetime.

Section 6.4 Other Restrictions.
------------------------------

The Committee (i) may impose such other restrictions on any Shares of restricted stock as it deems advisable, including without limitation restrictions based upon the achievement of specific performance goals (Company-wide, subsidiary, or business unit of the Company, and/or individual), (ii) shall impose restrictions upon transfer of Shares after the period of restriction as may be required under applicable Federal or state securities laws, and (iii) may legend the certificates representing restricted stock to give appropriate notice of such restrictions.

Section 6.5 Removal of Restrictions.
-----------------------------------

Except as otherwise provided in this Article VI, Shares of restricted stock shall become freely transferable by the Participant after the last day of the period of restriction. Once the restrictions on such Shares lapse, the Participant shall be entitled to have any legend that was added pursuant to
Section 6.4 removed from his Share certificate.

Section 6.6 Voting Rights.
-------------------------

During the period of restriction, the Participant may exercise full voting rights with respect to his Shares of restricted stock.

Section 6.7 Dividends and Other Distributions.
---------------------------------------------

Participants holding Shares of restricted stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are held during the period of restriction. The Committee shall establish in its discretion the time at which the Participant shall receive such dividends and distributions, which time may be any time from the date on which they are paid generally to stockholders to the end of the period of restriction. If any such dividends and distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and vesting as the Shares of restricted stock with respect to which they were paid.

Section 6.8 Escrow.
------------------

Even though the certificates evidencing Shares of restricted stock shall be issued in the name of the Participant, such certificates shall be held by the Company in escrow subject to delivery to the Participant or to the Company at such times and in such amounts as shall be directed by the Committee. Certificates evidencing whole Shares issued as a stock dividend on or split-up of Shares held in escrow shall be held in escrow on the terms set forth above. Any fractional Shares so issued and any Shares acquired by a Participant's exercise of subscription rights in respect of Shares held in escrow shall not be subject to the escrow provisions and shall be the property of the Participant.

Section 6.9 Termination of Employment.
-------------------------------------

     (a) The number of Shares of restricted stock that are vested as of the date a Participant's employment terminates shall be determined in accordance with the terms of the award agreement described in Section 6.2. The Participant's nonvested Shares of restricted stock shall vest only if the Committee determines in its sole discretion that they shall vest.

     (b) With the exception of termination of employment for Cause, the Committee in its sole discretion may provide that the restrictions shall lapse on restricted stock after termination of employment, upon such terms and provisions as it deems proper. If the Committee does not do so, the restrictions upon restricted shares shall be deemed for all purposes not to have lapsed.

                                  ARTICLE VII

                                 OTHER AWARDS

Section 7.1 Types of Awards.
---------------------------

     (a) In addition to awards granted under Articles V and VI, the Committee may grant under this Plan any other type of arrangement with an employee that by its terms involves or might involve the issuance of (i) Shares or (ii) a derivative security (as such term is defined in Rule 16a-1 of the Exchange Act, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares.

     (b) Such awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, ISOs, nonqualified stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Shares may be issued pursuant to an award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such award.

Section 7.2 Terms and Conditions.
--------------------------------

Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Article VII, which terms and conditions may include, among other things, a provision permitting the recipient of such award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Shares or other property issuable pursuant to such award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

            (i) the delivery of previously owned Shares (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring Shares or such other property,

            (ii) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award, or

            (iii) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

                                 ARTICLE VIII

                          TRANSFERABILITY OF AWARDS;
                              BENEFICIARY RIGHTS

Section 8.1 Transferability of Awards.
-------------------------------------

Each ISO granted under the Plan shall not be transferable other than by will or the laws of descent or distribution. Except as otherwise set forth in the Plan, any other award under the Plan may be transferable subject to the terms and conditions as may be established by the Committee and set forth in the award agreement.

Section 8.2 Beneficiary Rights.
------------------------------

     To the extent permitted under the Plan and the award agreement, after a Participant's death his Beneficiary may elect within the applicable period to
(i) exercise the Participant's vested awards, (ii) have restrictions removed on restricted stock, and (iii) make such other elections and take such other actions as permitted under the Plan and the award agreement.

                                  ARTICLE IX

                               CHANGE IN CONTROL

  If a Change in Control occurs, then unless otherwise specifically prohibited by the Plan (i) any and all awards held by a Participant for at least six months shall become immediately vested and exercisable, (ii) any period of restrictions and other restrictions on restricted stock shall lapse, (iii) within ten business days after the occurrence of a Change in Control, the stock certificates representing Shares of restricted stock shall be delivered to the Participant without any restrictions or legends thereon (except such restrictions or legends that are required by Federal or state securities laws), and (iv) the Committee may modify an award as it deems appropriate prior to the effective date of the Change in Control.

                                   ARTICLE X

                                  WITHHOLDING

Section 10.1 Tax Withholding.
----------------------------

The Company may deduct or withhold, or require the Participant to remit to the Company, such withholding taxes as may be required by law in connection with the Plan.

Section 10.2 Share Withholding.
------------------------------

 A Participant may elect, subject to the Committee's approval, to satisfy any withholding taxes incurred in connection with a transaction or event under the Plan by having the Company withhold from the Shares to be issued Shares, or by tendering to the Company Shares, having a Fair Market Value on the date in an amount sufficient to satisfy federal and state withholding taxes as required by law on the applicable transaction or event. If the Participant is subject to Rule 16b-3 of the Exchange Act, any such election must comply with the requirements, if any, of said Rule and be approved by the Committee.

                                  ARTICLE XI

                           AMENDMENT AND TERMINATION

Section 11.1 Amendment.
----------------------

The Board may amend or terminate the Plan. Any amendment, termination, or modification that (i) increases the total number of Shares that may be issued under the Plan, (ii) materially increases the cost of the Plan or the benefits to Participants, or (iii) changes the Plan provisions regarding the exercise price shall be subject to approval of the stockholders of the Company if such approval is required by the Code; Section 16 of the Exchange Act; any national securities exchange or system on which Shares are then listed, traded, or reported; or any regulatory body having jurisdiction with respect thereto.

Section 11.2 Awards Previously Granted.
--------------------------------------

No amendment or termination of the Plan shall in any manner adversely affect any award previously granted under the Plan without the written consent of the affected Participant.

Section 11.3 Rule 16b-3.
-----------------------

The Plan is intended to comply with Rule 16b-3 of the Exchange Act. If the requirements of Rule 16b-3 change, the Board may amend the Plan to comply with such changes.

                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1 Rights of Participants.
-----------------------------------

     (a) No Participant shall, by reason of his participation in this Plan, have any interest in any specific asset or assets of the Company or a Subsidiary.

     (b) Neither the adoption of this Plan, the granting of any awards under this Plan, nor any action of the Board or the Committee in connection with the Plan shall be held or construed to confer upon any person any legal right to be continued as an officer or employee of the Company or a Subsidiary.

     (c) No Participant shall have the right to assign, pledge, encumber, or otherwise dispose of (except to a Beneficiary upon his death) any of his interest in this Plan; nor shall his interest be subject to garnishment, attachment, transfer by operation of law, or any legal process.

Section 12.2 Miscellaneous Rules.
--------------------------------

     (a) Wherever used herein the masculine gender shall include the feminine and the singular number shall include the plural, unless the context clearly indicates otherwise.

     (b) The headings of articles and sections are included herein solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall be controlling.

     (c) To the extent not preempted by Federal law, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

     (d) Any transaction under the Plan involving a grant, award, or other acquisition of Shares subject to Section 16(b) of the Exchange Act shall not be effected unless exempt under Rule 16b-3 thereunder.

     (e) The Company's obligations with respect to awards granted under the Plan shall, if not otherwise covered by Article XI, be binding on any successor to the Company.

     (f) The Committee may condition any award under the Plan upon the Participant's agreement that all disputes under the Plan be settled by arbitration or another procedure prescribed by the Committee.

                                         Appendix 2
                                         (not part of proxy statement)







                 BANCWEST CORPORATION LONG-TERM INCENTIVE PLAN
                                     WITH
                             AMENDMENTS 1, 2 AND 3

                             FIRST HAWAIIAN, INC.
                           LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS
                               -----------------

Article         Section                                                Page
-------         -------                                                ----
   1                        Establishment, Purpose, and Duration
                            ------------------------------------

                 1.1        Establishment of the Plan                    1
                 1.2        Purpose of the Plan                          1
                 1.3        Duration of the Plan                         1

   2                        Definitions and Construction
                            ----------------------------

                 2.1        Definitions                                  2
                 2.2        Gender and Number                            6
                 2.3        Severability                                 6

   3                        Administration
                            --------------

                 3.1        The Committee                              6-7
                 3.2        Authority of the Committee                   7
                 3.3        Decisions Binding                            8

   4                        Eligibility and Participation
                            -----------------------------

                 4.1        Eligibility                                  8
                 4.2        Actual Participation                         8

   5                        Awards
                            ------

                 5.1        Grant of Awards                              8
                 5.2        Value of Awards                              9
                 5.3        Earning of Awards                            9
                 5.4        Form and Timing of Payment of
                              Awards                                     9
                 5.5        Termination of Employment Due to
                              Death, Disability, or Retirement           9
                 5.6        Termination of Employment for
                              Other Reasons                              9

                 5.7        Nontransferability                          10
                 5.8        No Derivative Securities                    10


                             FIRST HAWAIIAN, INC.
                           LONG-TERM INCENTIVE PLAN


                               TABLE OF CONTENTS
                               -----------------

Article         Section                                                Page
-------         -------                                                ----
   6                        Beneficiary Designation
                            -----------------------

                 6.1        Beneficiary Designations                    10


   7                        Rights of Employees
                            -------------------

                 7.1        Employment                               10-11
                 7.2        Participation                               11
                 7.3        Interest in Particular Property             11
                 7.4        Additional Incentive Plans                  11

   8                        Change in Control
                            -----------------

                 8.1        Consequences of Change in Control        11-12


   9                        Amendment, Modification, and
                            ----------------------------
                            Termination
                            -----------

                 9.1        Amendment, Modification, and
                              Termination                               12
                 9.2        Awards Previously Granted                   12


   10                       Withholding
                            -----------

                 10.1       Tax Withholding                             12


   11                       Indemnification
                            ---------------

                 11.1       Indemnification                             13


   12                       Successors
                            ----------

                 12.1       Successors                                  13

                             FIRST HAWAIIAN, INC.
                           LONG-TERM INCENTIVE PLAN


                               TABLE OF CONTENTS
                               -----------------

Article         Section                                                Page
-------         -------                                                ----
   13                       Requirements of Law
                            -------------------

                 13.1       Requirements of Law                         13
                 13.2       Dispute Resolution                          14
                 13.3       Governing Law                               14

                             FIRST HAWAIIAN, INC.
                             --------------------

                           LONG-TERM INCENTIVE PLAN
                           ------------------------

               Article 1.  Establishment, Purpose, and Duration
               ------------------------------------------------

     1.1  Establishment of the Plan.  Effective as of January 1, 1992, First
          -------------------------
Hawaiian, Inc., a Delaware corporation, hereby establishes this "First Hawaiian, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Awards designed to provide cash payments in amounts that are a function of (i) a predetermined target for each Participant and (ii) the extent to which specified performance goals are achieved.

     1.2  Purpose of the Plan.  The purpose of the Plan is to promote the
          -------------------
success, and enhance the value, of the Company by linking the personal interests of Employees to those of Company shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to enable the Company to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

     1.3  Duration of the Plan.  Subject to prior termination by law or by the
          --------------------
Board pursuant to the right of termination it has reserved under Article 9 herein, the Plan shall continue in effect indefinitely.

                   Article 2.  Definitions And Construction
                   ----------------------------------------

     2.1  Definitions.  Whenever used in the Plan, the following terms shall
          -----------
have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a)  "Award" means, individually or collectively, an award granted under
           -----
          this Plan.

     (b)  "Board" means the Board of Directors of First Hawaiian, Inc.
           -----

     (c)  "Change in Control" means any of the following:
           -----------------

          (1) Any "persons" (within the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof) other than the Trustees under the Will and of the Estate of Samuel M. Damon, deceased, and any other persons acting together with them, or other than a trustee or other fiduciary holding common stock of First Hawaiian, Inc. under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of First Hawaiian, Inc., in substantially the same proportions as their ownership of common stock of First Hawaiian, Inc., becomes the beneficial owner (within the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) directly or indirectly, of securities of First Hawaiian, Inc. representing thirty-five percent (35%) or more of the combined voting power of First Hawaiian, Inc.'s Shares then outstanding; or

          (2) During any period of two (2) consecutive calendar years (not including any period prior to the adoption of this

               Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose appointment or election as a Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose appointment or election was so approved), cease for any reason (other than natural causes) to constitute a majority thereof; or

          (3)  The stockholders of First Hawaiian, Inc. approve:

               (A)  a plan of complete liquidation of First Hawaiian, Inc.;

               (B) an agreement for the sale or disposition of all or substantially all First Hawaiian Inc.'s assets; or

               (C) a merger, consolidation, or reorganization of First Hawaiian, Inc. with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of First Hawaiian, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity), at least eighty percent (80%) of the combined voting power of the stocks which is outstanding immediately after such merger, consolidation or reorganization, unless the Board determines by a majority vote prior to the merger, consolidation or reorganization that no Change in Control will occur as a result of such transaction; or

          (4) The Board agrees by a majority vote that an event has or is about to occur that, in fairness to the Employee, is tantamount to a Change in Control of First Hawaiian, Inc.

          A Change of Control shall occur on the first day on which any of the preceding conditions has been satisfied. However, notwithstanding the above, a Change in Control shall not be deemed to have occurred, with respect to an Employee, if the Employee is part of a purchasing group which consummates the Change in Control transaction. An Employee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Employee is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the common stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the continuing Directors who are not Employees).

     (d)  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
          to time.

     (e)  "Committee" means the committee, as specified in Article 3, appointed
           ---------
          by the Board to administer the Plan with respect to grants of Awards.

     (f)  "Company" means First Hawaiian, Inc., a Delaware  corporation
           -------
          (including any and all Subsidiaries), or any successor thereto as provided in Article 12 herein.

     (g)  "Director" means any individual who is a member of the Board.
           --------

     (h)  "Disability" means a disability, as determined by the Social Security
           ----------
          Administration, which is not the result of self-inflicted injury, addiction to alcohol or narcotic drugs, or criminal conduct on the part of the Participant concerned, and which, in the case of a determination with respect to an ISO, meets any additional requirements that may be necessary to qualify as a permanent and total disability under Code section 22(e)(3).

     (i)  "Employee" means any full-time, nonunion employee of the Company.
           --------
          Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
          from time to time, or any successor Act thereto.

     (k)  "Insider" shall mean an Employee who is, at the time an Award is made
           -------
          under this Plan, the beneficial owner, directly or indirectly, of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, or is an officer (as defined in Rule 16a-1(f) or any successor rule under the Exchange Act) or a director of the Company.

     (l)  "Key Employee" means an officer and any other Employee who, by the
           ------------
          nature and scope of his or her position, is considered "key" in that he or she regularly and directly makes or influences policy decisions which impact the overall long-term results or success of the Company. Whether any individual Employee is a Key Employee shall be determined in the sole discretion of the Committee.

     (m)  "Participant" means an Employee of the Company who has outstanding an
           -----------
          Award granted under the Plan.

     (n)  "Retirement" means that the Participant is eligible for a normal or
           ----------
          early retirement benefit under Article 6 of the Employees' Retirement Plan of First Hawaiian, Inc.

     (o)  "Subsidiary" means any corporation in which the Company owns directly,
           ----------
          or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.2  Gender and Number.  Except where otherwise indicated by the context,
          -----------------
any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     2.3  Severability.  In the event any provision of the Plan shall be held
          ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                          Article 3.  Administration
                          --------------------------

     3.1  The Committee.  This section shall be applied so as to comply with the
          -------------
disinterested administration requirement of Rule 16b-3 of the Exchange Act, regardless of whether or not any Awards constitute derivative securities that are affected by such requirement. The Plan shall be administered by the Executive Compensation Committee of the Board, or by any other committee appointed by the Board consisting of Directors who are not Employees. For periods before September 1, 1992 or such earlier date as the Company shall apply the exemptions under Exchange Act Rule 16b-3, as amended to be effective starting on or after May 1, 1991, the Committee shall consist of not less than three (3) such members. Thereafter, the Committee shall consist of not less than two (2) directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

Except as permitted under Rule 16b-3(c)(2)(i)(A), (B), (C), and (D) under the Exchange Act, no member of the Committee shall have received a grant of an Award under the Plan or any similar plan of the Company or any of its Subsidiaries while serving on the Committee, or shall have so received such a grant at any time within one (1) year prior to his or her service on the Committee, or, if different, for the time period just necessary to fulfill the then current Rule 16b-3 requirements under the Exchange Act. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 of the Exchange Act, the Board may appoint a new Committee so as to comply with Rule 16b-3.

     3.2  Authority of the Committee.  The Committee shall have full power
          --------------------------
except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein: to select Key Employees to whom Awards are granted; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to cancel and reissue any Awards granted hereunder; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

To the extent permissible under applicable law, the Committee may delegate to any other person or persons any or all of its powers hereunder and the responsibility of performing ministerial acts in the administration of the Plan; provided, however, that only the Committee or the Board may take action affecting an Insider.

     3.3  Decisions Binding.  All determinations and decisions made by the
          -----------------
Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                   Article 4.  Eligibility and Participation
                   -----------------------------------------

     4.1  Eligibility.  Persons eligible to participate in this Plan include all
          -----------
Key Employees of the Company, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

     4.2  Actual Participation.  Subject to the provisions of the Plan, the
          --------------------
Committee may, from time to time, select from all eligible Key Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee shall have any right to be granted an Award under this Plan. In addition, nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

                               Article 5. Awards
                               -----------------

     5.1  Grant of Awards.  Subject to the terms of the Plan, Awards may be
          ---------------
granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the target amount (expressed as a percentage of base salary) of the Award granted to each Participant.

     5.2  Value of Awards.  The Committee shall set performance goals in its
          ---------------
discretion which, depending on the extent to which they are met, will modify the amount of target Awards to an amount that may be greater or less than the original target and will determine, in the manner specified by the Committee, the Award value that becomes payable to Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Performance Periods shall, in all cases, exceed six (6) months in length.

     5.3  Earning of Awards.  After the applicable Performance Period has ended,
          -----------------
the holder of a Award shall be entitled to receive payout as a function of the extent to which the corresponding performance goals have been achieved.

     5.4  Form and Timing of Payment of Awards.  Payment of earned Awards shall
          ------------------------------------
be made in cash equal to the value of the earned Award.

     5.5  Termination of Employment Due to Death, Disability, or Retirement.  In
          -----------------------------------------------------------------
the event the employment of a Participant is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant shall receive a prorated payout of the Award for the Performance Period as determined by the Committee.

Payment of Awards earned pursuant to this section shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period.

     5.6  Termination of Employment for Other Reasons.  In the event that a
          -------------------------------------------
Participant terminates employment with the Company for any reason other than those reasons set forth in Section 5.5, all Awards for incomplete Performance Periods shall be returned by the Participant to the Company without any payment by the Company to the Participant, unless the Committee, in its sole discretion, determines that all or any portion of such Awards should instead be treated as vested.

     5.7  Nontransferability.  Awards may not be sold, transferred, pledged,
          ------------------
assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

     5.8  No Derivative Securities.  Awards are intended not to be "derivtive
          ------------------------
securities" as that term is defined in Rule 16a-1(c) under the Exchange Act, as amended and interpreted by the Securities and Exchange commission from time to time. The Committee will use its best efforts to assume that Awards are not derivative securities and shall, if necessary, amend any outstanding Award to an Insider, with the consent of the Insider, to comply with any changes in the definition or interpretation of the term derivative securities.

                      Article 6.  Beneficiary Designation
                      -----------------------------------

     6.1  Beneficiary Designations.  Each Participant under the Plan may, from
          ------------------------
time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                        Article 7.  Rights of Employees
                        -------------------------------

    7.1   Employment.  Nothing in the Plan shall interfere with or limit in any
          ----------
way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

    7.2   Participation.  No Employee shall have the right to be selected as a
          -------------
Key Employee or to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

    7.3   Interest in Particular Property.  No Participant shall have, under any
          -------------------------------
circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary, or in any particular Share or Shares of the Company that may be held by the Company or any Subsidiary by virtue of any Award.

    7.4   Additional Incentive Plans.  The Plan shall not be deemed a substitute
          --------------------------
for, and shall not preclude the establishment or continuation of any other plan, practice, or arrangement that may now or hereafter be provided for the payment of compensation, special awards, or employee benefits to Employees of the Company and its Subsidiaries generally, or to any class or group of Employees, including without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, insurance, health care plans, or other employee benefit plans. Any such arrangements may be authorized by the Company and its Subsidiaries and payment thereunder made independently of the Plan.

                         Article 8.  Change in Control
                         -----------------------------

    8.1   Consequences of Change of Control.  Upon the occurrence of a Change in
          ---------------------------------
Control, unless otherwise specifically prohibited by the terms of Article 13:

    (a) The maximum target value attainable under all Awards shall be deemed to have been fully earned for the entire Performance Period as of the effective date of the Change in Control, except that all Awards which shall have been outstanding less than six (6) months on the effective date of the Change in Control shall not be deemed to have earned the target value; and
    (b) Subject to Articles 9 and 13, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

The Committee may, at its discretion, include such further provisions and limitations in any Participant's Award Agreement, as the Committee may deem equitable and in the best interests of the Company.

              Article 9.  Amendment, Modification, and Termination
              ----------------------------------------------------

    9.1   Amendment, Modification, and Termination.  With the approval of the
          ----------------------------------------
Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan.

    9.2   Awards Previously Granted.  No termination, amendment, or modification
          -------------------------
of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                            Article 10.  Withholding
                            ------------------------

    10.1  Tax Withholding.  The Company shall have the power and the right to
          ---------------
deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant of an Award or payment made under or as a result of this Plan or any other taxable event resulting from this Plan.

                          Article 11.  Indemnification
                          ----------------------------

    11.1  Indemnification.  Each person who is or shall have been a member of
          ---------------
the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            Article 12.  Successors
                            -----------------------

    12.1  Successors.  All obligations of First Hawaiian, Inc. under the Plan,
          ----------
with respect to Awards granted hereunder, shall be binding on any successor thereto, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of First Hawaiian, Inc..

                        Article 13.  Requirements of Law
                        --------------------------------

    13.1  Requirements of Law.  The granting of Awards and payments made under
          -------------------
the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    13.2  Dispute Resolution.  The Committee may condition any Award under this
          ------------------
Plan upon the Participant's agreement that all disputes concerning Awards under this Plan be settled by arbitration or another procedure prescribed by the Committee.

    13.3  Governing Law.  To the extent not preempted by Federal law, the Plan,
          -------------
and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Hawaii.

                              AMENDMENT NO. 1 TO
                             FIRST HAWAIIAN, INC.
                           LONG-TERM INCENTIVE PLAN

        In accordance with Section 9.1 of the First Hawaiian, Inc. Long-Term Incentive Plan (hereinafter the "Plan"), the Plan is hereby amended in the following respects.

        1. Section 2.1(i) of the Plan is hereby amended to read in its entirety as follows:

(i)"Employee" means any full-time, nonunion employee of the Company or a
    --------
                Subsidiary. A member of the Board or the board of directors of a Subsidiary who is not otherwise employed by the Company or a Subsidiary shall not be considered an Employee under this Plan.

        2. Section 2.1(m) of the Plan is hereby amended to read in its entirety as follows:

(m)"Participant" means an Employee who has outstanding an Award granted under
    -----------
                the Plan.

        3. Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

        4.1  Eligibility.  Persons eligible to participate in this Plan include
             -----------
        all Key Employees, as determined by the Committee, including Employees who are members of the Board.

        4. The last sentence of Section 4.2 of the Plan is hereby amended to read in its entirety as follows:

        In addition, nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary.

        The amendments set forth herein shall be effective as of January 1, 1992.

        To record the adoption of this amendment, First Hawaiian, Inc. has executed this document this 16th day of May, 1996.

                          FIRST HAWAIIAN, INC.


                          By /s/ Herbert E. Wolff
                             --------------------
                            Its Senior Vice President and
                                  Secretary

                               AMENDMENT NO. 2 TO
                              FIRST HAWAIIAN, INC.
                            LONG-TERM INCENTIVE PLAN


In accordance with Article 9 of the First Hawaiian, Inc. Long-Term Incentive Plan (hereinafter the "Plan"), the Plan is hereby amended as follows:

          1. Section 2.1(c) of the Plan is hereby amended by adding the following at the end of such section:

                    In addition, notwithstanding the above, a Change in Control shall not be deemed to have occurred as a result of any one or series of transactions or events that in any way result from or are related to the Agreement and Plan of Merger, dated as of May 28, 1998, between BancWest Corporation and First Hawaiian, Inc. (hereinafter the "Merger Agreement").

          2. Section 9.1 of the Plan is hereby amended by adding the following at the end of such section:

                    In connection with the Merger Agreement, awards granted under the Plan for the Performance Period beginning January 1, 1998 and ending December 31, 2000 (hereinafter the "Original 1998 Awards") are hereby modified as follows:

                         (i) For each recipient the maximum target value attainable shall be deemed to have been attained and shall be multiplied by the recipient's compensation for calendar year 1998. The amount determined by the prior sentence shall be divided by three, and the result shall then be paid to the recipient as soon as practicable after the later of (a) December 31, 1998 or (b) the closing of the transactions contemplated by the Merger Agreement.

                         (ii) Each recipient shall be granted a new Award with performance criteria established in connection therewith for the period commencing January 1, 1999 and ending December 31, 2000, which performance criteria shall reflect the transactions contemplated by the Merger Agreement.

                         (iii) Except as provided in subsections (i) and (ii)
                    above, no other
                    payment shall be made for the Original 1998 Awards.

The amendment set forth herein shall be effective immediately, but only with respect to those individuals who consent in writing to such amendment, or who first become a Participant in the Plan subsequent to the date hereof. Notwithstanding the foregoing sentence, if the transactions contemplated by the Merger Agreement do not close, then the amendment set forth herein shall become null and void.

To record the adoption of this amendment, First Hawaiian, Inc. has executed this document this 5/th/ day of May, 1998.

                          FIRST HAWAIIAN, INC.



                          By /s/ Herbert E. Wolff
                             --------------------
                            Its Senior Vice President and
                                  Secretary

                RESOLUTIONS OF EXECUTIVE COMPENSATION COMMITTEE
                                       OF
                              BANCWEST CORPORATION

                         Re:  Long-Term Incentive Plan
                              ------------------------

     WHEREAS, this Committee wishes, subject to the approval of the Board of Directors of BancWest Corporation, to amend the BancWest Corporation Long-Term Incentive Plan (hereinafter the "Plan");

     NOW, THEREFORE, BE IT

     RESOLVED, that the Committee hereby amends the Plan as set forth in Exhibit I attached hereto.

     RESOLVED, FURTHER, that any officer of BancWest Corporation is hereby authorized, directed, and ordered to take such other action as he may deem necessary or proper in order to consummate the matters authorized in these resolutions.

                       RESOLUTIONS OF BOARD OF DIRECTORS
                                       OF
                              BANCWEST CORPORATION

                         Re:  Long-Term Incentive Plan
                              ------------------------

     WHEREAS, this Board wishes to approve an amendment to the BancWest Corporation Long-Term Incentive Plan (hereinafter the "Plan");

     NOW, THEREFORE, BE IT

     RESOLVED, that the Board hereby approves the amendment to the Plan as set forth in Exhibit I attached hereto.

     RESOLVED, FURTHER, that any officer of BancWest Corporation is hereby authorized, directed, and ordered to take such other action as he may deem necessary or proper in order to consummate the matters authorized in these resolutions.

                                   Exhibit 1
                                   ---------

                               AMENDMENT NO. 3 TO
                              BANCWEST CORPORATION
                            LONG-TERM INCENTIVE PLAN

     In accordance with Section 9.1 of the BancWest Corporation Long-Term Incentive Plan (hereinafter the "Plan"), the Plan is hereby amended in the following respects:

     1. Section 5.1 of the Plan is hereby amended to read in its entirety as follows:

          5.1  Grant of Awards.  Subject to the terms of the Plan, Awards may be
               ---------------
          granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. Subject to the terms of the Plan, the Committee shall have complete discretion in determining the target amount (expressed as a percentage of the Participant's average annual base salary during the Performance Period) of the Award granted to each Participant. Average annual base salary shall be computed for each Participant by averaging the annualized base salary in effect on the last calendar day of each year of the Performance Period following the determination of that Participant's target amount.

     2. Section 5.2 of the Plan is hereby amended to read in its entirety as follows:

          5.2  Awards.
               ------

               (a)  Value of Awards.  For each Performance Period, the Committee
                    ---------------
               shall establish in writing one or more objective performance goals that shall modify the target amount of Awards to determine the Award value that becomes payable to Participants. The performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to each Participant upon attainment of the goals. The formula or standard shall specify the individual employees or the class of employees to which it applies. There shall be no discretion under the objective formula or standard to increase the amount of compensation that would otherwise be due upon attainment of any performance goal. However, the Committee shall have discretion prior to payment of any Award to reduce the amount of the Award derived from the formula or standard. In the case of Awards intended to satisfy the deductibility requirements of

               Section 162(m) of the Internal Revenue Code, the performance goals shall be established within the first 90 days of the Performance Period (or any shorter period required by applicable regulations).

               (b)  Performance Periods.  The time period during which the
                    -------------------
               performance goals apply shall be called a "Performance Period." Performance Periods shall, in all cases, exceed six months in length.

               (c)  Performance Goals.  The performance goals for Awards shall
                    -----------------
               consist of objective criteria based on one or more of the following: net income, net income before taxes, operating earnings, cash earnings, operating cash earnings, financial return ratios (including return on average total assets, return on tangible total assets, return on average stockholders' equity, return on average tangible stockholders' equity, average stockholders' equity to average total assets, risk-adjusted return on capital, economic value added, efficiency ratio, expense ratio, revenue growth, noninterest income to total revenue ratio, and net interest margin), total stockholder return, earnings per share, cash earnings per share, diluted earnings per share, diluted cash earnings per share, and stock price.

               Performance goals may be measured (i) solely on a corporate, subsidiary, or business unit basis or a combination thereof and/or (ii) on actual or targeted growth factors. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance goals. The formula for any Award may include or exclude items that measure specific objectives, such as the cumulative effect of changes in generally accepted accounting principles, losses resulting from discontinued operations, securities gains and losses, restructuring, merger-related and other nonrecurring costs, amortization of goodwill and intangible assets, extraordinary gains or losses, and any unusual, nonrecurring gain or loss that is separately quantified in the Corporation's financial statements. In addition, any performance measure expressed on a per-share basis shall, in case of a recapitalization, stock dividend, stock split or reverse stock split affecting the number of outstanding shares, be mathematically adjusted so that the change in outstanding shares does not cause a substantive change in the relevant goal.

               (d)  Maximum Payout.  The maximum payout to any Participant with
                    --------------
               respect to an Award for any Performance Period shall be $3,000,000.

     The amendments set forth herein shall be for Performance Periods commencing on or after January 1, 2000.


     TO RECORD the adoption of these amendments, BancWest Corporation has executed this document this 16/th/ day of March, 2000.


                          FIRST HAWAIIAN, INC.



                          By /s/ Herbert E. Wolff
                             --------------------
                            Its Senior Vice President and
                                  Secretary

                        ANNUAL MEETING OF STOCKHOLDERS

                             BANCWEST CORPORATION

                                April 19, 2001


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS -
                         -----------------------


              - Please Detach and Mail in the Envelope Provided -
--------------------------------------------------------------------------------

A [X]Please mark your
     votes as in this example.
                                               Nominees:  Dr. Julia Ann Frohlich
                      FOR                                 Bert T. Kobayashi, Jr.
                  all nominees     WITHHOLD               Fred C. Weyand
                 listed at right   AUTHORITY              Robert C. Wo
1. ELECTION OF       [_]              [_]
   NON-CLASS A
   DIRECTORS
*(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to increase the number of                 FOR     AGAINST    ABSTAIN
   authorized shares of Common Stock and              [_]       [_]        [_]
   of Class A Common Stock.

3. Proposal to increase the number of                 FOR     AGAINST    ABSTAIN
   shares available for grants under the              [_]       [_]        [_]
   1998 Stock Incentive Plan.

4. Proposal to approve certain material               FOR     AGAINST    ABSTAIN
   terms of the Long-Term Incentive Plan,             [_]       [_]        [_]
   so as to make certain awards tax
   deductible.

5. Proposal to elect PricewaterhouseCoopers           FOR     AGAINST    ABSTAIN
   LLP as the Corporation's auditor.                  [_]       [_]        [_]

This proxy will be voted as directed, but if no direction is specified, it will be voted FOR Proposals 1 through 5.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

SIGNATURE                DATE          SIGNATURE                DATE
         ---------------     ---------          ---------------     ---------
Note: Stockholder(s) should sign above exactly as name(s) appear(s) hereon, but minor discrepancies in such signatures will not invalidate this proxy. If more than one stockholder, all should sign.


                 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

                             BANCWEST CORPORATION

                        ANNUAL MEETING - APRIL 19, 2001


     The undersigned hereby appoints DR. J.A. FROHLICH, R.A. FUHRMAN, and J.A. HOAG, and each of them, each with full power of substitution, the proxies of the undersigned to attend the Annual Meeting of Stockholders of BANCWEST CORPORATION (the "Corporation") to be held at 10:30 a.m., Pacific Time, on April 19, 2001 in the Bank of the West Board Room, 25th Floor, 180 Montgomery Street, San Francisco, California, and any adjournments thereof, and to vote at said meeting and any adjournments thereof all shares of stock of the Corporation standing in the name of the undersigned, as instructed on the reverse side, and in their judgment on any other business which may properly come before said meeting.

                (To Be Continued And Signed On The Other Side)